Exhibit 10.1

***This document is originally in Spanish. The English translation provided herein is merely referential, and in case of discrepancies between the Spanish and the English version, the Spanish version shall prevail in all respects.***

FOURTH AMENDMENT AND TOTAL RE-EXPRESSION AGREEMENT (the “Amendment Agreement”) dated March 10, 2026, to the Irrevocable Trust Management Agreement identified under number No. F/000331 (previously identified under number CIB/4021) (the “Trust Agreement”) entered into by:

(a)	Aerovías de México, S.A. de C.V., in its capacity as trustor and trustee (“Aerovías de México”), represented herein by Emilio Ramos Ruiz and Daniel Martínez Martínez; and

(b)

Grupo Bursátil Mexicano, S.A. de C.V., Casa de Bolsa, in its capacity as trustee of trust number No. F/000331 (the “Trustee” or “GBM” and, jointly with Aerovías de México, the “Parties”) represented herein by its trustee delegates Flor De María Kupfer Domínguez and Lorena Dorbecker Del Rio.

with the appearance of Grupo Aeroméxico, S.A.B. de C.V. (“Grupo Aeroméxico” or the “Company,” interchangeably), represented by Emilio Ramos Ruiz and Daniel Martínez Martínez.

In accordance with the following Background, Declarations, and Clauses.

BACKGROUND

First. On December 19, 2022, Aerovías de México, in its capacity as trustor and trustee, and CIBanco, S.A., Institución de Banca Múltiple (“CIBanco”), in its capacity as then trustee, with the appearance of Grupo Aeroméxico, entered into the Trust Agreement for the purpose of establishing a mechanism for the implementation and administration of certain compensation plans for executives and employees approved by the Nomination and Compensation Committee of Grupo Aeroméxico, which is attached hereto as Annex “1”.

Second. On October 27, 2023, Aerovías de México, in its capacity as trustor and trustee, and CIBanco, in its capacity as then trustee, with the appearance of Grupo Aeroméxico, entered into the First Amendment to the Trust Agreement (“First Amendment”), through which, among other matters, the necessary mechanism for the implementation of the Long-Term Compensation Plan was included and established, which is attached hereto as Annex “2.”

Third. On February 1, 2024, Aerovías de México, in its capacity as trustor and trustee, and CIBanco, in its capacity as then trustee, with the appearance of Grupo Aeroméxico, entered into the Second Amendment to the Trust Agreement (“Second Amendment”), through which, among other matters, Annex 2-A of the Trust Agreement was amended, which corresponds to the List of Officers of the Short-Term Compensation Plan, which is attached hereto as Annex “3.”

Fourth. On September 9, 2024, Aerovías de México, in its capacity as trustor and trustee, and CIBanco, in its capacity as then trustee, with the appearance of Grupo Aeroméxico, entered into the Third Amendment Agreement to the Trust Agreement (“Third Amendment Agreement”), through which, among other matters, certain clarifications were made regarding the payment of annual emoluments decreed by the General Shareholders’ Meetings held from time to time by Grupo Aeroméxico in accordance with the provisions of Article 181 of the General Law of Commercial Companies, corresponding to the independent members of the Board of Directors of Grupo Aeroméxico and the corresponding delivery of shares representing the capital stock of said company through the Trust Agreement, which is attached hereto as Annex “4.”

Fifth. On September 2, 2025, through various corporate actions and with the authorization of the competent authorities, the transfer of CIBanco’s trust business to Banco Multiva, S.A., Institución de Banca Múltiple, Grupo Financiero Multiva (“Multiva”) was completed, by virtue of which Multiva assumed all the rights and obligations that CIBanco had as trustee, thereby becoming the universal successor to CIBanco’s trust business, including, without limitation, that corresponding to this Trust Agreement.

Sixth. On January 29, 2026, the Trustor (i) notified Multiva (in its capacity as successor to CIBanco) of its intention to replace the trustee with respect to the Trust Agreement in accordance with the provisions of Clause Twelve of the Trust Agreement; and (ii) instructed Multiva (as successor to CIBanco) to enter into a certain Trustee Replacement Agreement in favor of GBM.

Seventh. On February 20, 2026, Multiva (as successor to CIBanco), GBM, and the Trustor, with the appearance of Grupo Aeroméxico, entered into the Trustee Replacement Agreement, through which, among other matters: (i) GBM accepted the position of trustee with respect to the Trust Agreement, and (ii) Multiva (as successor to CIBanco) undertook to deliver and transfer the Trust Assets to the Trustee (the “Substitution Agreement”), which is attached hereto as Annex “5.”

Eighth. In the interests of the Trustor and Grupo Aeroméxico, and as a result of the execution of the Replacement Agreement and the completion of the delivery of Plan Shares corresponding to the Short-Term Compensation Plan, the Trustor and Grupo Aeroméxico consider it necessary to carry out a total restatement of the Trust Agreement in order to (i) make the necessary amendments to the Trust Agreement so that GBM can exercise its role as trustee; and (ii) remove the Short-Term Compensation Plan from the provisions of the Trust Agreement, for which purpose GBM has been instructed in writing to enter into this Amendment Agreement, a copy of which is attached hereto as Annex “6” (the “Restatement Instruction”).

DECLARATIONS

The Parties, through their representatives and/or fiduciary delegates, as applicable, declare that:

(a)	Grupo Bursátil Mexicano, S.A. de C.V., Casa de Bolsa is a legally constituted and validly existing brokerage firm in accordance with current Mexican law.

(b)

The Trustor is a variable capital corporation duly incorporated and validly existing under current Mexican law. Likewise, Grupo Aeroméxico is a variable capital corporation duly incorporated and validly existing under current Mexican law.

(c)

The fiduciary delegates of GBM and the legal representatives of the Trustor and Grupo Aeroméxico have the necessary powers to enter into this Amendment Agreement and bind their principals to its terms, which, as of this date, have not been revoked, limited, or modified in any way.

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(d)

They wish to enter into this Amendment Agreement in order to restate the terms of the Trust Agreement as a result of the execution of the Replacement Agreement and the termination of the Short-Term Compensation Plan.

(e)	The Trustor consequently ratifies the Restatement Instruction granted to the Trustee for the purpose of entering into this Agreement.

CLAUSES

FIRST. Defined Terms of the Agreement. Capitalized terms not expressly defined in this Amendment Agreement shall have the meanings attributed to them in the Trust Agreement.

SECOND. Amendments. The Parties agree to completely amend and restate the Trust Agreement in its entirety so that, effective as of this date, it shall be drafted in the terms of the document attached as Annex “7” to the Amendment Agreement to form an integral part thereof.

THIRD. Limitation of Liability of the Trustee. The Parties expressly agree that the Limitation of Liability of the Trustee shall be the same as that provided for in Clause Fourteen of the Trust Agreement, and therefore hereby ratify all the contents of said clause for all legal purposes.

It is expressly agreed by the Parties that, unless otherwise expressly stipulated, (i) the Trustee does not enter into this Amendment Agreement individually or personally, but solely as Trustee in the Trust Agreement in the exercise of the powers conferred and granted to it as Trustee, (ii) each and every one of the statements, commitments, and agreements made in this Amendment Agreement by the Trustee are not assumed with the intention of constituting statements, commitments, and agreements of the Trustee for which it is liable with its own assets, or for that purpose, or with the intention of binding the Trustee as Trustee in the Trust Agreement with its own assets, (iii) that nothing contained in this Amendment Agreement may be interpreted as obligating the Trustee or any past, present, or future participant or subscriber of the capital stock or shareholder, officer, or director of the Trustee to fulfill any obligation, whether express or implied, contained in this Amendment Agreement with assets other than those of the Trust Agreement; it being understood, however, that nothing contained in this clause may be interpreted as a limitation on the scope or substance of the Trustee’s liability, which must expressly be provided to the beneficiary of the Trust Agreement or in accordance with the purposes of the Trust Agreement, in the event of gross negligence or willful misconduct on the part of the Trustee, or to exercise the same degree of care and skill as is customary for similar institutions.

FOURTH. Notifications. All notifications and other communications to be made by the Parties in connection with this instrument shall be made in accordance with clause Twenty-Six of the Trust Agreement.

FIFTH. Entire Agreement, No Novation, Annexes, and Headings.

a)	This Amending Agreement, as a result of the restatement of the Trust Agreement, constitutes the entire agreement of the Parties in relation to the subject matter hereof.

b)

The Parties hereby agree that hereinafter all references to the Trust Agreement shall be understood as a reference to this Amending Agreement, as amended, whether partially or totally, added to or otherwise amended at any time.

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c)

The Parties acknowledge and agree that, by virtue of this Amendment Agreement, the Trust Agreement is amended in its entirety in accordance with the terms expressly set forth in this Amendment Agreement.

d)	All annexes and other documents attached to this Amendment Agreement or referred to in this Amendment Agreement form an integral part of the Trust Agreement.

e)

The titles and headings included in this Amendment Agreement are used solely for convenience and shall not define, limit, or describe the scope or intent (or otherwise affect the interpretation) of any provision of this Amendment Agreement.

f)	For anything not provided for in this Amendment Agreement, the Parties shall be subject to the provisions of the Trust Agreement.

g)	In the event of any conflict between the terms of the Trust Agreement and this Amendment Agreement, the terms of this Amendment Agreement shall prevail.

SIXTH. Applicable Laws and Competent Courts. For all matters relating to the interpretation, execution, and enforcement of this Amendment Agreement, the Parties expressly and irrevocably submit to the applicable laws and competent courts of Mexico City, Mexico, expressly waiving any jurisdiction that may correspond to them by reason of their present or future domiciles, the location of their assets, or any other cause.

IN WITNESS WHEREOF, this Amendment Agreement is executed in three (3) counterparts on March 10, 2026.

[Intentionally left blank. Signature page follows]

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THE TRUSTEE

Aerovías de México, S.A. de C.V.

/s/ Emilio Ramos Ruiz	/s/ Daniel Martínez Martínez
By: Emilio Ramos Ruiz Position: Legal representative	By: Daniel Martínez Martínez Position: Legal representative

With the appearance of Grupo Aeroméxico, S.A.B. de C.V.

/s/ Emilio Ramos Ruiz	/s/ Daniel Martínez Martínez
By: Emilio Ramos Ruiz Position: Legal representative	By: Daniel Martínez Martínez Position: Legal representative

[SIGNATURE SHEET FOR THE FOURTH AMENDMENT AND TOTAL RE-EXPRESSION AGREEMENT ENTERED INTO ON MARCH 10, 2026 TO THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT IDENTIFIED UNDER NUMBER NO. F/000331]

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THE TRUSTEE Grupo Bursátil Mexicano, S.A. de C.V., Brokerage Firm in its capacity as trustee of the Trust Agreement number F/000331

/s/ Flor de María Kupfer Domínguez	/s/ Lorena Dorbecker Del Rio
By: Flor De María Kupfer Domínguez Position: Fiduciary Delegate	By: Lorena Dorbecker Del Rio Position: Trustee Representative

[SIGNATURE SHEET FOR THE FOURTH AMENDMENT AND TOTAL RE-EXPRESSION AGREEMENT ENTERED INTO ON MARCH 10, 2026 TO THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT IDENTIFIED UNDER NUMBER NO. F/000331]

Appendix “1”

Original Irrevocable Trust Agreement for Administration, Number CIB/4021

[Attached hereto]

Signed Version

IRREVOCABLE ADMINISTRATIVE TRUST AGREEMENT NUMBER CIB/4021

entered into by

Aerovías de México, S.A. de C.V. as

Grantor and Trustee

and

CIBanco, S.A., Institución de Banca Múltiple, as

Trustee

and

with the appearance of Grupo

Aeroméxico, S.A.B. de C.V.

December 19, 2022

– TRUST CIB/4021 –

IRREVOCABLE ADMINISTRATIVE TRUST AGREEMENT NO. CIB/4021 (THE “AGREEMENT”) ENTERED INTO BY (i) AEROVÍAS DE MÉXICO, S.A. DE C.V. (THE “EMPLOYER” OR THE “TRUSTOR,” INDISTINCTLY), AS TRUSTOR AND TRUSTEE, THROUGH ITS REPRESENTATIVES AS SET FORTH BELOW; AND (ii) CIBANCO, S.A., A FULL-SERVICE BANKING INSTITUTION (THE “TRUSTEE” AND, TOGETHER WITH THE TRUSTOR, THE “PARTIES”), AS TRUSTEE, THROUGH ITS TRUSTEE DELEGATES, AS INDICATED BELOW.

ALSO APPEARS, FOR THE PURPOSES SET FORTH BELOW, GRUPO AEROMÉXICO, S.A.B. DE C.V. (“GAM” OR THE “COMPANY,” INDISTINCTLY).

THE FOREGOING, IN ACCORDANCE WITH THE FOLLOWING BACKGROUND, DECLARATIONS, AND CLAUSES:

BACKGROUND

I. On January 14, 2022, the Company’s Ordinary and Extraordinary General Meeting of Shareholders (the “Meeting”) resolved, among other matters, to issue 13,642,396 shares of a single class to be held in the Company’s treasury (the “Treasury Shares”), for, among other purposes, the implementation of a certain Compensation Plan to be approved by the Compensation Committee of the Company’s Board of Directors (the “Stock Compensation Plan” or the “Plan,” interchangeably) in favor of relevant executives and other officers and employees of the Company and its Subsidiaries.

II. At a meeting of the Nominating and Compensation Committee held on December 8, 2022, the committee resolved, among other matters, (i) to authorize the Stock Compensation Plan in accordance with the guidelines contained in the document attached to this Agreement as Exhibit “1”; (ii) to approve the use of 4,751,255 shares, a single series of treasury shares (the “Plan Shares”), for the purposes of the Plan; (iii) to identify the officers, relevant executives, employees, and directors of the Company and/or its subsidiaries who will participate in the Compensation Plan (the “Officers”), and to determine the number of shares to be allocated or delivered in any form to them, including the financial terms applicable to such allocation, in accordance with the list attached to this Agreement as Annex “2”; and (iv) establish this Trust for the purpose of administering and implementing the Plan and the other contracts, agreements, assignment letters, and other documents with the officers and employees of the Company and/or the Trustor who will participate in the Plan.

DECLARATIONS

I.	The Grantor hereby declares, through its legal representatives, that:

(a)

It is a corporation with variable capital, duly incorporated and validly existing under the laws of Mexico (as that term is defined below), fully authorized under its corporate purpose to enter into this Agreement and to assume the obligations set forth herein, as evidenced by Public Deed No. 31,468 dated September 13, 1988, executed by Emiliano Zubiría Maqueo, Notary No. 25 of Mexico City, the first copy of which was duly registered with the Public Registry of Commerce under commercial folio 108,984.

(b)	Its Federal Taxpayers Registry code is AME880912I89.

(c)

Its legal representatives, Mr. Ricardo Javier Sánchez Baker and Mr. Daniel Martínez Martínez, possess sufficient powers and authority, as well as the necessary authorizations (corporate, statutory, and of any other nature) to bind the Company under the terms of this Agreement, none of which have been modified, limited, or revoked as of the date of this Agreement, as evidenced by (i) Public Deed No. 68,084 dated August 14, 2013, executed by Rosamaría López Lugo, Notary No. 223 of Mexico City; and (ii) Public Deed No. 33,027 dated April 10, 2019, executed by Mr. Ángel Gilberto Adame López, Notary Public No. 33 of Mexico City.

(d)	It is their desire to enter into this Agreement so that the Trustee may administer and implement the Compensation Plan, in accordance with the terms and conditions set forth in this Agreement.

(e)

The execution of this Agreement and the performance of its obligations hereunder do not contravene nor will they result in a breach or violation of: (i) its articles of incorporation; (ii) any law, regulation, decree, or authorization (including any license, permit, or concession), award, order, or judgment applicable to the Grantor; or (iii) any agreement or contract to which it is a party.

(f)

The Trustee has unequivocally explained to you the content and legal implications of the provisions of Section XIX, subsection (b) of Article 106 of the Credit Institutions Law, as well as the prohibitions set forth in Circular 1/2005 issued by the Bank of Mexico.

(g)

He is the sole and legitimate owner of the assets to be contributed to the Trust Estate; he acknowledges that the assets contributed herein, as well as any assets that may in the future be contributed to the Trust Estate, shall be his exclusive property, and that such assets are and shall remain free of any encumbrance, attachment, limitation of ownership, or third-party rights.

(h)

You acknowledge and agree that the Trustee does not know and is not required to know the terms and conditions of any contracts or documents to which the Trustee is not a party; on the understanding that the Trustee is not and will not be liable for the accuracy, validity, authenticity, or legality of such contracts or documents, and that the Trustee, unless it is a party thereto and enters into them in accordance with the instructions received under this Agreement, is not and will not be bound in any way by the terms and conditions of such contracts or any other documents, and therefore, responsibility for the legitimacy, authenticity, and legality of the contracts or documents mentioned in this paragraph is the direct and exclusive responsibility of the Grantor.

(i)

The assets and resources that it contributes and will contribute to the Trust Estate (as that term is defined below) come and will come from lawful sources, resulting from activities carried out within the framework of the law, and there is no connection whatsoever between the origin, source, or destination of the assets assigned to the Trust and unlawful activities or support for terrorist groups, and agrees to provide the Trustee with any information requested by the Trustee, for the purpose of complying with the provisions of Article 115 of the Credit Institutions Law and other regulatory provisions and internal policies of the Trustee.

(j)

You acknowledge and agree that (i) the execution of this Trust Agreement obligates the Parties hereto to provide the Trustee, on an annual basis, updated information requested by said Trustee pursuant to the Trustee’s “Customer Identification and Due Diligence Policies” (also known as “Know Your Customer”) in accordance with applicable anti-money laundering laws; and (ii) any false information and/or documentation provided or to be provided for such purposes, as well as acting as a front for a third party in the execution of this Agreement, may constitute a criminal offense, pursuant to the provisions of the Nineteenth, Fortieth, Forty-First, and the Fourth Transitory Provision of a general nature referred to in the fourth paragraph of Article 115 of the Credit Institutions Law.

(k)

Prior to the execution of this Agreement, the Trustee invited and suggested that you seek advice and assistance from a professional, firm, or practice of your choice regarding the scope, consequences, implications, and general legal and tax matters directly or indirectly related to this Trust, as well as assistance in negotiating and assessing the legal and tax risks arising from the execution of this Agreement, since the Trustee is not and will not be liable for such matters; furthermore, the Trustee does not guarantee or assure that the tax structure or consequences arising from the execution of this Trust will not be altered due to subsequent amendments to tax legislation, and that tax and fiscal impacts may change.

(l)

As of the date of execution of this Agreement, there are no pending or threatened legal actions, lawsuits, or proceedings before or by any court of law or arbitration tribunal, government entity, or agency against the Settlor itself that could affect or compromise the obligations assumed by the Settlor upon the execution of this Agreement.

(m)

No information or document provided to the Trustee for the purpose of entering into this Trust contains any false information, nor does it omit any material fact or any other information that would mislead the Trustee into reaching erroneous conclusions regarding its consent to enter into this Trust.

II.	The Trustee hereby declares, through its fiduciary delegate, that:

(a)

It is a credit institution legally incorporated under the Credit Institutions Act, duly authorized to operate and act, among other things, as a full-service bank, and empowered to act as a fiduciary institution in the transactions referred to in Section XV of Article 46 of the Credit Institutions Act, and to accept and fulfill its obligations in accordance with the terms of the Trust as set forth in Public Deed No. 57,840 dated February 6, 2008, executed by Roberto Núñez y Bandera, Notary Public No. 1 of Mexico City, the first copy of which was duly registered in the Public Registry of Commerce of Mexico City under commercial folio number 384,235.

(b)

By Public Deed No. 111,339 dated April 23, 2014, executed by Amando Mastachi Aguario, Notary Public No. 121 of Mexico City, and recorded in the Public Registry of Property and Commerce of Mexico City under commercial folio numbers 384235 and 66277, on April 23, 2014, The Bank of New York Mellon, Sociedad Anónima, Institución de Banca Múltiple, as the merging company, merged with CIBanco, Sociedad Anónima, Institución de Banca Múltiple, as the merged company, and changed its corporate name from The Bank of New York Mellon, Sociedad Anónima, Institución de Banca Múltiple to CIBanco, Sociedad Anónima, Institución de Banca Múltiple.

(c)

Its fiduciary representatives have sufficient authority to execute this Agreement on its behalf and in its name, as evidenced by Public Deed No. 180,222 dated May 23, 2022, executed by Amando Mastachi Aguario, Notary Public No. 121 of Mexico City, which has been registered in the Public Registry of Commerce of Mexico City under commercial folio number 384,235-1 dated August 2, 2022, powers that have not been suspended, revoked, or limited in any way as of the date of execution of this Agreement.

(d)	The execution of this Agreement and the performance of its obligations hereunder do not contravene nor will they result in a breach of: (i) its articles of incorporation;

(ii) any applicable law, regulation, decree, or authorization (including any license, permit, or concession), award, order, or judgment; or (iii) any agreement of any nature to which it is a party.

(e)

The Trustee has explained to the Grantor the final provision of Article 391 of the General Law on Credit Instruments and Transactions, which requires the Trustee to fulfill its obligations in accordance with the terms of this Agreement, acting at all times with due diligence.

(f)	It agrees to enter into this Agreement in the capacity of Trustee and to perform such role in accordance with the provisions of this Agreement.

(g)

He explained to the Parties the scope and content of this Agreement, as well as the significance and legal consequences of the legal provision contained in subsection (b) of Section XIX of Article 106 of the Credit Institutions Law and various prohibitions applicable to the Trustee contained in different laws and circulars, as established by Circular 1/2005 issued by the Bank of Mexico, which are transcribed in Clause Twenty-Four of this Agreement.

(h)

In compliance with the provisions of the Federal Law on the Protection of Personal Data Held by Private Parties, the Trustee, whose address is specified in the text of this Agreement, hereby informs you that the data obtained pursuant to the service agreement entered into by the Settlor with the Trustee will be treated confidentially through the systems provided for such purposes and will be used for the operation and recording of the services you have contracted. Likewise, where applicable, you may limit the use or disclosure of your data or exercise the rights of access, rectification, cancellation, or objection granted to you by law, by submitting a request to the address indicated above; Furthermore, you have the right to initiate a Data Protection Procedure before the Federal Institute for Access to Information and Data Protection within 15 (fifteen) days following the date on which you receive the Trustee’s response or upon the expiration of the 20 (twenty)-day period counted from the date of receipt of your request. Any changes to this notice will be communicated to you via a written notice sent to your address or through your account statement.

(i)

The client, its shareholders, directors, secretary of the board, auditors, chief executive officer, or other senior executives, officers, and/or employees (i) do not control or exercise significant influence or authority over the Trustor or its Affiliates or subsidiaries, nor are they directors, officers, or senior executives of the Trustor or its Affiliates or subsidiaries; (ii) are not spouses, common-law partners, or related by blood or marriage up to the fourth degree (parents, children, grandchildren, siblings, cousins, or nephews/nieces) or by marriage up to the second degree, to individuals who are directors, senior executives, or persons with significant influence or control over the Grantor or its Affiliates, or Subsidiaries, nor are they partners and/or co-owners of such persons or with whom they maintain business relationships; and (iii) they are not part of the business group or consortium to which the Grantor, its Affiliates, or Subsidiaries may belong;

It is acknowledged that any falsehood in this declaration, or if such a falsehood is discovered at any time during the term of this contract, shall constitute grounds for termination of the contract.

III.	The Company hereby declares, through its representatives, that:

(a)

It is a publicly traded corporation with variable capital, duly incorporated and existing in accordance with the laws of Mexico (as defined below), fully authorized under its corporate purpose to enter into this Agreement and to assume the obligations set forth herein, as evidenced by Public Deed No. 47,754 dated March 5, 2002, executed by Roberto Núñez y Bandera, Notary Public No. 1 of Mexico City, the first copy of which was duly registered in the Public Registry of Commerce of Mexico City under Commercial Folio No. 286676.

(b)

Its legal representatives have sufficient powers and authority, as well as the necessary authorizations (corporate, statutory, and of any other nature) to bind it under the terms of this Agreement, none of which have been modified, limited, or revoked as of the date of this Agreement.

(c)	It enters into this Agreement in recognition of the establishment of a vehicle for the creation of the Plan.

(d)

Its execution of this Agreement and the performance of its obligations hereunder do not violate nor will they result in a breach of: (i) its articles of incorporation; (ii) any law, regulation, decree, or authorization (including any license, permit, or concession), award, order, or judgment applicable to it; or (iii) any agreement or contract to which it is a party.

IV.	The Parties hereby declare, through their respective Representatives and/or fiduciary delegates, that:

(a)

During the negotiations leading to the execution of this Agreement and throughout its term, the parties have acted in accordance with (i) the Rules of Conduct to Combat Extortion and Bribery, published by the International Chamber of Commerce (the “Rules”); (ii) the Federal Anti-Corruption Law on Public Procurement (the “Anti-Corruption Law”); (iii) the Code of Ethics and Rules of Conduct for Suppliers, Subcontractors, and Business Partners; and (iv) any applicable legislation, and the Parties undertake to act in accordance with these during the performance of this Agreement, toward their counterparties and toward third parties.

The Parties expressly agree that a violation of this Declaration or the Rules constitutes a material breach of this Agreement, and if such a violation is proven at any time during the term of this Agreement, it shall constitute grounds for termination of the Agreement.

(b)

As of the date of execution of this Agreement, the Parties acknowledge and agree that they have exchanged privacy notices, as defined in the Federal Law on the Protection of Personal Data Held by Private Parties, and that the personal data they exchange will be used solely and exclusively for the purposes of this Agreement.

IN VIEW OF THE FOREGOING, in consideration of the mutual declarations, agreements, and obligations contained herein, the Parties agree as follows:

CLAUSES

Clause One. Definitions

1.1. Defined Terms. All defined terms used in this Agreement with an initial capital letter shall have the meanings attributed to them below:

•	“GAM Shares” means the shares representing the Company’s capital stock.

•	“Assigned Shares” means the Plan Shares that are assigned to an Officer to be transferred in his or her favor, in accordance with the Plan Guidelines and the applicable Purchase Agreement.

•	“Vested Assigned Shares” means those Assigned Shares that have vested in favor of the Officers, upon fulfillment of the terms and conditions set forth in the corresponding Purchase Agreement.

•	“Pending Assigned Shares” means Assigned Shares that have not been vested in favor of the Officers because the terms and conditions set forth in the corresponding Purchase Agreement have not been met.

•	“Treasury Shares” has the meaning attributed to that term in the First Preamble to this Agreement.

•

“Plan Shares” means the 4,751,255 shares, a Single Series of Treasury Shares, which, in accordance with the resolutions of the Shareholders’ Meeting, the Board of Directors, or, as the case may be, the Nominating and Compensation Committee, are allocated for the implementation and administration of the Compensation Plan, instructions from the Settlor or, where applicable, that are provided and transmitted to the Trustee by the Settlor in accordance with Applicable Law.

•

“Initial Contribution” means the amount of $1.00 MXN (one peso 00/100, national currency) that the Grantor hereby transfers and contributes to the Trust Estate in accordance with the provisions of Clause 2.1 of this Agreement.

•	“Meeting” has the meaning attributed to that term in the First Preamble of this Agreement.

•

“Government Authority” means any governmental or regulatory entity, as well as any political subdivision thereof, of any country, whether federal, state, or municipal, or any body, entity, authority, or agency (including, without limitation, any central bank, tax authority, court, or tribunal) that exercises executive, legislative, judicial, regulatory, or administrative functions or that is part of the government, and any corporation, association, or other entity that is directly or indirectly owned by or subject to the control of any of the foregoing, as well as any arbitral tribunal (public or private).

•

“Additional Assets” means any additional shares, securities, assets, or property (including cash amounts) paid or distributed as dividends with respect to the Plan Shares, or by virtue of any stock split or reverse stock split, redemption, consolidation, spin-off, merger, reclassification, or combination of shares, liquidation, or any similar corporate transaction or restructuring, as well as the proceeds from the investment of such cash amounts, if any.

•

“Stock Exchange” means the Mexican Stock Exchange, S.A.B. de C.V., the Institutional Stock Exchange, S.A. de C.V., or any other stock exchange or securities market in Mexico or abroad, authorized to act as such under Applicable Law.

•

“Resolutory Conditions” means the resolutory conditions to which each Purchase Agreement shall be subject and which shall terminate and extinguish such agreement, with retroactive effect as of the Date of the Purchase Agreement, solely and exclusively with respect to the number of Plan Shares covered by said agreement that have not been transferred and released in favor of the Employee in accordance with the terms of said agreement (as well as the Additional Assets corresponding to such Plan Shares).

•	“Agreement” has the meaning attributed to that term in the preamble to this Agreement.

•	“CNBV” means the National Banking and Securities Commission.

•

“Purchase Agreement” means each of the agreements for the purchase of shares with retention of title and subject to the Conditions Precedent, entered into by the Trustee, upon instructions from the Grantor, with each of the Officers, in accordance with the provisions of this Agreement and the corresponding instructions from the Grantor.

•

“General Account” means the bank account in pesos opened by the Trustee at CIBanco, S.A., Institución de Banca Múltiple, or at any other credit institution, upon instructions from the Grantor, for the purposes set forth in this Agreement.

•

“Trust Intermediary Account” means the intermediary account(s) to be opened and maintained by the Trustee in the name of the Trust, in accordance with the written instructions received from time to time from the Settlor, for the purpose of holding and managing the Plan Shares.

•	“GAM Custodian” means (i) Banco S3 Caceis México, S.A., a Multiple Banking Institution; or (ii) any other brokerage firm through which the Company holds the Plan Shares in its treasury.

•	“CRS” means the Common Reporting Standard.

•	“Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions in Mexico are authorized or required by law or regulation to close.

•	“FATCA” means the Foreign Account Tax Compliance Act.

•	“Date of the Purchase Agreement” means the date of execution of each Purchase Agreement.

•

“Delivery Dates” means each of the dates on which the Trustee, pursuant to each Purchase Agreement, shall release, transfer, and deliver to the respective Officer the number of Assigned Shares to which such Officer is entitled pursuant to the provisions of this Agreement and the Purchase Agreement (as well as the Additional Assets relating to such Allocated Shares) in accordance with the provisions of the corresponding Purchase Agreement.

•

“Payment Dates” means the dates on which, in accordance with the provisions of each Purchase Agreement, the respective Officer must make full payment of the Purchase Price to the Trustee, in the amount corresponding to the provisions of the Purchase Agreement.

•	“Trust” means the irrevocable administration trust established pursuant to this Agreement, as amended from time to time, which shall be identified by the number CIB/4021.

•	“Trustor” has the meaning attributed to that term in Clause Three of this Agreement.

•	“Trustee” has the meaning attributed to that term in Clause Three of this Agreement.

•	“Fiduciary” has the meaning attributed to that term in the preamble and in Clause Three of this Agreement.

•

“Officers” means the persons designated for such purposes in Annex “2” of this Agreement, which may be modified, supplemented, or restated from time to time by the Grantor upon written notice to the Trustee, in accordance with the provisions of the Plan. The foregoing is understood to mean that the Settlor shall be solely responsible for the existence and enforceability of the rights held by each Officer, as well as their relationship with the Settlor, the Company, or any of its subsidiaries and/or affiliates.

•	“GAM” has the meaning attributed to that term in the preamble to this Agreement.

•

“Plan Guidelines” means the guidelines approved by the Company’s Nominating and Compensation Committee attached to this Agreement as Exhibit “1,” which may be amended, added to, or restated from time to time by the Grantor upon written notice to the Trustee as agreed upon by the Board of Directors or with the favorable opinion of the Nominating and Compensation Committee.

•

“Applicable Law” means, with respect to any Person, any law, treaty, regulation, rule, ordinance, statute, decree, or circular issued by the competent Governmental Authorities, or any final judicial (or arbitral) order, ruling, or decision issued by the competent Governmental Authorities applicable to such Person or pursuant to which such Person and/or its assets are subject.

•	“LISR” means the Income Tax Law, as amended from time to time.

•	“LMV” Securities Market Law.

•	“Mexico” means the United Mexican States.

•	“Parties” means, collectively, the Grantor, the Beneficiary, and the Trustee.

•	“Trust Estate” has the meaning attributed to that term in Clause Four of this Agreement.

•	“Compensation Plan” has the meaning attributed to that term in Preamble One of this Agreement.

•	“Purchase Price” means the consideration set forth in the Purchase Agreements for the sale of the Allotted Shares.

•	“RUG” means the Single Registry of Security Interests.

•	“Company” has the meaning attributed to that term in the preamble to this Agreement.

•	“New Share Subscription Price” means the subscription price agreed upon by the GAM Shareholders’ Meeting with respect to the shares to be issued to represent increases in share capital.

1.2. Singular and Plural. The terms defined in Clause 1.1 may be used in this Agreement in both the singular and plural forms with the same meaning.

1.3. Headings; Other References. All headings appearing at the beginning of each Clause of this Agreement are used solely for ease of reading and shall not be taken into account for the purposes of interpreting this Agreement. Unless otherwise provided, all references in this Agreement to the Preamble, Background, Representations, Clauses, or Annexes are to the Preamble, Background, Representations, Clauses, and Annexes of this Agreement.

1.4. Other Interpretation Provisions. The words “herein,” “in this Agreement,” and “pursuant to this Agreement,” and words of similar meaning, whenever used in this Agreement, shall refer to this Agreement in its entirety and not to specific provisions thereof. The terms “Clause,” “Declaration,” “Preamble,” and “Annex” refer to the Clauses, Declarations, Preamble, and Annexes of this Agreement, unless otherwise specified.

Article Two. Establishment of the Trust

2.1. The Grantor hereby establishes the Trust and hereby transfers to the Trustee the Initial Contribution, for the purposes set forth in Clause Five of this Agreement. The Trustee hereby issues to the Grantor the broadest receipt permitted by law for the Initial Contribution.

2.2. The Trustee hereby (i) accepts its appointment as trustee of the Trust and undertakes to faithfully comply with the purposes of the Trust and with all obligations assumed by the Trust under the terms of this Agreement; and (ii) acknowledges and accepts ownership of the Trust’s Assets, and agrees to maintain such ownership to fulfill the purposes of the Trust.

2.3. Pursuant to the provisions of the second paragraph of Article 382 of the General Law on Credit Instruments and Transactions, the Grantor may appoint trustees after the execution of this Agreement.

Article Three. Parties to the Trust

3.1. The following are parties to this Trust:

Grantor	The Employer and any of the Company’s Subsidiaries that, during the term of this Agreement, join it as trustors by entering into an accession agreement on the terms determined by the Trustor (the “Accession Trustors”).

Trustee	The Employer and any of the Company’s Subsidiaries that, from time to time, join the same as trustees, with respect to the rights established in their favor under this Agreement, including the right to receive the proceeds from the sale of the Plan Shares that form part of the Trust Estate, in accordance with the terms of this Agreement (the “Participating Trustees”); and

Trustee	CIBanco, S.A., Full-Service Bank

Article Four. Trust Estate

4.1.	The assets of this Trust (the “Trust Assets”) shall consist of:

(a)	The Initial Contribution;

(b)

Any additional contributions made by the Trustor or any Participating Trustor, for the purposes set forth in this Agreement, including cash funds, to be used for the subscription and payment of the Plan Shares;

(c)	The Plan Shares, as subscribed and paid for by the Trust or in any other manner, and contributed to the Trust’s assets in accordance with the provisions of Applicable Law;

(d)	Any contributions of funds made to subscribe to and pay for capital increases authorized by the Company’s General Shareholders’ Meeting, under the terms set forth in this Agreement;

(e)	The Additional Assets;

(f)

The corporate and property rights derived from the Plan Shares, such as the right to receive dividends in cash or in kind, amortizations, capital reductions, liquidation distributions, or any other distribution corresponding to the Plan Shares;

(g)	The Purchase Price paid by each Officer as consideration for the acquisition of the Assigned Shares, in accordance with the provisions of the Purchase Agreements;

(h)	Income generated from the investment of liquid assets that become part of the Trust’s assets; and

(i)	Any other property or asset that becomes part of the Trust’s assets, for any reason or under any lawful circumstance.

4.2. In accordance with the provisions of Circular 1/2005 issued by the Bank of Mexico, the Initial Contribution established in this Clause shall be considered the initial inventory of the Trust for all applicable purposes at the time of the Trust’s establishment, and the signing of this Agreement shall serve as acknowledgment of receipt thereof. In accordance with the provisions of Section 5.1 of Circular 1/2005 issued by the Bank of Mexico, the Grantor hereby acknowledges receipt, on the date of signing this Agreement, of a copy thereof, together with its annexes. Likewise, the Grantor acknowledges that said inventory will be modified over time in accordance with future contributions by the Grantor, the returns generated by the investments, and the payments or withdrawals made against it.

4.3. For purposes related to the reports that the Trustee must provide to banking and regulatory authorities, the parties expressly acknowledge that the Grantor shall be obligated to submit monthly, within the first 10 (ten) days following the end of each calendar month, a report containing the relevant information regarding the updated value of the assets and rights comprising the Trust Estate, as well as any diminutions thereto, and, if applicable, a list of those that are no longer part of the Trust Estate.

This is to ensure that the Trustee, in turn, complies with its obligation to the regulatory authorities to report the net assets of each of the trusts it administers. Failure to submit the monthly report will authorize the Trustee to engage an independent accounting firm of its choice, with the costs to be borne by the Trust’s to ensure compliance with the tax and accounting obligations incumbent upon the Trustee before the respective authorities.

In the event that any authority fines or otherwise penalizes the Trustee for failing to update the financial statement of the Trust Estate or for any omission or lack of financial data in the Trust’s records, and such omissions result from the Settlor’s failure to comply with its obligation to provide the reports described above, pursuant to this Trust, the Grantor shall be obligated to indemnify the Trustee for the amount of the fine or penalty imposed.

Article Five. Purposes of the Trust

5.1. The primary purpose of this Trust is to establish a mechanism for the implementation and administration of the GAM Stock Compensation Plan (as it may be amended, expanded, or restated from time to time) and, through it, to carry out the subscription, acquisition, transfer, and delivery of the Plan Shares in favor of the Officers, in accordance with the Plan Guidelines and the other terms and conditions established by the Company’s relevant corporate bodies, those provided for in this Agreement, the Purchase Agreements, and, where applicable, those determined and approved by the Grantor.

In connection with the foregoing, the Trustee may:

(a)

In accordance with the provisions of this Agreement, be the sole and legitimate owner, and retain ownership of the assets and rights that currently or in the future form part of the Trust Estate during the term of the Trust Agreement, as well as maintain and preserve the title and ownership of and over the Trust Estate in accordance with the terms and subject to the conditions set forth in the Trust Agreement.

(b)

Open, maintain, and administer the General Account, the Trust Intermediation Account, and any other bank and/or intermediation account that may be required, in accordance with the Settlor’s instructions and the provisions of this Agreement. With respect to the opening of the Trust Brokerage Account, the Trustee is hereby expressly instructed and authorized as of this date to engage Banco S3 Caceis México, S.A., Institución de Banca Múltiple to act as custodian and securities broker for the purposes set forth herein, on the understanding that each and every expense, fee, and cost generated or incurred by Banco S3 Caceis México, S.A., a Multiple Banking Institution, shall be paid directly by the Grantor and shall be the sole responsibility of the Grantor, thereby releasing the Trustee from any liability for payment in connection with such engagement, without limitation.

(c)	Receive the Initial Contribution, additional contributions, and any other property and/or assets that form part of the Trust’s assets, and allocate such contributions toward the subscription and/or purchase of the Plan Shares and, where applicable, the payment thereof, for the purposes of implementing the Plan, in accordance with the instructions received from the Settlor for such purpose and in accordance with the provisions of Applicable Law. For the purposes of the foregoing, in accordance with the Settlor’s instructions, the Trustee shall execute and enter into all acts, contracts, agreements, and documents or instruments necessary or convenient to comply with the provisions of this Fifth Clause, including any subscription notices, notifications, and instructions to the Company, the GAM Custodian, any other securities intermediaries, the Stock Exchange, or securities depository institutions as applicable.

(d)

To carry out (and cause and instruct the GAM Custodian to carry out) the transfer of the Plan Shares to the Trust’s Brokerage Account, through its custodian, for the purpose of subscribing to and paying for such shares.

(e)

Deliver to the Employer and, where applicable, to the Trustor, in accordance with the Trustor’s instructions, the funds that it receives from time to time from the Employees, directly or indirectly, as the Purchase Price of the Assigned Shares.

(f)	Enter into a Purchase Agreement with each Employee, in accordance with the instructions received from the Trustor for such purposes.

(g)	Where applicable, receive and hold the Additional Assets.

(h)

In accordance with the terms and conditions set forth in each Purchase Agreement, to hold the Plan Shares in the Trust’s assets until the conditions for the delivery of the Assigned Shares corresponding to each Officer are met, as provided in the applicable Purchase Agreement, and, consequently, the Trustee transfers and delivers to the applicable Officer the Assigned Shares and, where applicable, Additional Assets, to which the Officer is entitled on each Delivery Date.

(i)

In the event that the Resolutory Condition is triggered with respect to any Purchase Agreement, the Trustee shall retain the Pending Assigned Shares in the Trust Estate to allocate them to the Stock Compensation Plan in favor of other Officers, in accordance with the Settlor’s instructions.

(j)

To exercise the voting rights and other corporate rights attached to the Plan Shares, in accordance with the instructions received from the Trustor for that purpose, always voting as a block at any General Meeting of Shareholders of the Company at which the Plan Shares are entitled to vote, always in the same manner as the majority of the GAM Shares vote, and granting and delivering, in accordance with the provisions of Clause Nine of this Agreement, the necessary power of attorney to exercise the aforementioned voting rights.

(k)

To exercise all property rights pertaining to the Plan Shares in accordance with the instructions received for that purpose from the Settlor and in accordance with the terms and conditions set forth in this Agreement.

(l)

Upon instructions from the Settlors, and only for the purpose set forth in Clause 13.4 of this Agreement, at any time, to transfer the Trusted Shares through any Stock Exchange or any other channel in the amounts, terms, and conditions determined by the Trustor, in accordance with the provisions of Applicable Law.

(l)	Invest the assets comprising the Trust Estate in accordance with Clause Six of this Agreement.

(m)

To take the necessary actions to protect the Trust’s assets and fulfill its purposes, in accordance with the terms of this Agreement and, where applicable, in accordance with the terms and conditions approved by GAM’s corporate bodies and by the Trustor.

(n)

To be paid from the Trust’s assets, to the extent such assets are sufficient, the amount of all expenses, commissions, fees, taxes, or any other outlays arising from or related to this Agreement, from its inception until its termination, with the exception of any taxes or obligations of any other nature arising from the transfer of the Plan Shares, in accordance with the provisions of this Trust.

(o)

To take all actions necessary or appropriate to ensure that the provisions of this Trust Agreement are enforceable against third parties, including, without limitation, registering the Trust Agreement with the RUG through a notary public and maintaining such registration in force and up to date in accordance with the provisions of the Trust Agreement.

(p)	In general, to perform all acts that the Grantor instructs in writing, in relation to the Trust Estate or that are necessary to fulfill the purposes of the Trust.

Clause Six. Investment of the Trust Assets

6.1. The Trustee shall invest the Trust Assets in accordance with express written instructions received from the Grantor. In the absence of such instructions, the Trustee shall invest the Trust Assets within a period not exceeding 1 (one) day in the Credit Institutions with which the Trust accounts are held and the respective investment agreements have been executed, no later than the Business Day following the receipt of the liquid funds, in accordance with the terms and priority set forth below:

(a)

With respect to funds denominated in pesos, (i) in debt instruments issued by the Mexican Federal Government with daily liquidity; (ii) in bank promissory notes with a cash yield at maturity, issued by a financial institution with daily liquidity or, failing that, the liquidity necessary to carry out the Trust’s Purposes; and (iii) in government securities funds. In the case of repurchase agreements, they must be executed with respect to debt instruments denominated in local currency issued by the Federal Government.

(b)

With respect to funds in U.S. dollars, the legal tender of the United States of America, the Grantor expressly acknowledges that, since the Trust accounts will be opened and operated in Mexico, there are no instruments available in which to invest U.S. dollars; therefore, hereby expressly acknowledges and releases the Trustee from the obligation to invest liquid funds denominated in foreign currency that may, at any time, come to exist in the Trust’s accounts.

6.2. For the purposes of the investment referred to in the preceding paragraphs, the Trustee shall in all cases comply with the legal or administrative provisions governing the investment of the Trust’s assets.

6.3. The purchase of securities or investment instruments shall be subject to their availability and liquidity, as well as to prevailing market conditions at that time. Furthermore, the Grantor hereby expressly releases the Trustee from any liability arising from the purchase of securities or investment instruments, as well as from any losses that may affect the assets of this Trust, on the understanding that the Grantor and the Trustee hereby acknowledge that the Trustee shall under no circumstances be authorized to make discretionary investments under the terms of this clause.

6.4. The Trustee may perform the acts and enter into the contracts necessary to invest the assets of this Trust, in accordance with the provisions of this clause, and shall under no circumstances be obligated to physically deliver the securities or instruments acquired as a result of the investments made.

6.5. In compliance with Section 3.2 of Circular 1/2005 issued by the Bank of Mexico, if the Trustee does not immediately invest the liquid funds available in the Trust’s assets, in accordance with the Trust’s Purposes or Permitted Investments, the funds received by the Trustee after 12:00 p.m. shall remain uninvested in the corresponding Trust accounts until they are invested in Permitted Investments in accordance with the terms of this Trust.

6.6. The parties agree that the Grantor shall be obligated to provide the Trustee with written instructions regarding the instruments in which the liquid assets held in the Trust accounts are to be invested, and to send such instructions for that purpose by 12:00 p.m. Mexico City time; and if the instructions are not received by the specified time, the investment will be made in accordance with the terms of Section 8.1 of this Clause. It is understood that the Trustee shall not be liable for failing to invest the funds in the instruments determined by the Employer if the Employer does not send the instruction by the time indicated above. The Grantor and Trustee hereby release the Trustee from any tax obligations arising from the investment of the liquid assets comprising the Trust’s assets, and the Grantor and Trustee shall be responsible for filing the corresponding tax returns, as applicable. The Grantor and Trustee, with this paragraph serving as a letter of instruction for all applicable legal purposes, instruct the Trustee to proceed with opening the Trust accounts at the banking institution, CIBanco, S.A., a Multiple Banking Institution, and further instruct the Trustee to enter into the respective investment contracts required and necessary for the proper operation of this Trust. For such purposes, the Trustee shall be obligated, within a period not exceeding 3 (three) days from the date of opening the bank accounts, to provide the account information, identifying: (i) account number; (ii) CLABE; (iii) banking institution; (iv) branch; and (v) currency.

6.7. Investments made in accordance with this clause must (a) earn the highest rate that CIBanco, S.A. or the Credit Institution in which the funds are invested pays for transactions of the same term and similar amount, on the same dates the deposit is held, and (b) comply with the institutional investment policies of CIBanco, S.A. or the Credit Institution in which the funds are invested, specifically regarding investment schedules and amounts; therefore, if the amount of the funds does not reach the required minimum, the funds will be invested in instruments that comply with the aforementioned policies, without liability to the Trustee.

6.8. The Trustee may carry out the transactions provided for in Section 5.4 of Circular 1/2005 issued by the Bank of Mexico, that is, transactions with CIBanco, S.A., Institución de Banca Múltiple, or with CICasa de Bolsa, S.A. de C.V., and, where applicable, with any other Mexican financial institution authorized by the Trustor or the Trustor, acting on its own behalf, provided that such transactions are permitted by law and the applicable regulations and preventive measures are in place to avoid conflicts of interest.

6.9. The Trustee has clearly and unequivocally explained to the Grantor and the Beneficiary the content of Section 5.4 of Circular 1/2005 issued by the Bank of Mexico, the first paragraph of which is transcribed below for all applicable purposes:

“5.4 In accordance with the provisions of Article 106, Section XIX, subsection (a) of the Credit Institutions Act, Article 103, Section IX, subsection (b)

of the Securities Market Law, Article 62, Section VI, subsection a) of the General Law on Insurance Institutions and Mutual Insurance Companies, and Article 60, Section VI Bis, subsection a) of the Federal Law on Surety Institutions, multiple banking institutions, development banking institutions as applicable under their organic laws, brokerage firms, insurance institutions, and surety institutions, to conduct transactions with the same institution acting on its own behalf in fulfillment of trusts, provided that such transactions are permitted under their governing laws or regulations and preventive measures are established to avoid conflicts of interest.”

6.10. The Trustee has also clearly and unequivocally explained the following preventive measures to the Settlor and the Beneficiary, in addition to the provisions set forth above: (i) the Trustee may carry out the transactions referred to in Section 5.4 of Circular 1/2005 with CIBanco, S.A., a full-service bank, acting on its own behalf, provided that such transactions are permitted under the Credit Institutions Law and other applicable provisions and that preventive measures are established to avoid conflicts of interest; (ii) the rights and obligations of CIBanco, S.A., a Commercial Bank, acting as Trustee and on its own behalf, shall not be extinguished by merger; and (iii) any department or division of CIBanco, S.A., a Commercial Bank, acting on its own behalf, and the fiduciary department or division of said institution, shall not be directly subordinate to one another.

6.11. In the event that, under any circumstances, the Trustee is required to carry out foreign exchange transactions—defined as the purchase and/or sale of foreign currency— the Grantor hereby expressly authorizes the Trustee to conduct such transactions at the exchange rate in effect on the respective day the transaction is carried out with the relevant banking institution where the Trustee maintains the Trust accounts at the time the transaction is executed, and the Trustee shall under no circumstances be liable for any losses or impairments that exchange rate differences may cause to the Trust’s assets, unless such losses or impairments result from the Trustee’s negligence, willful misconduct, or bad faith, and this is so determined by a competent authority in a final and binding judgment.

Article 7. Contracts of Sales. Procedure for the release, transfer, and delivery of Plan Shares and Additional Assets in favor of the Officers

7.1. Pursuant to the Plan Guidelines approved to date, the Trustee, upon instruction from the Grantor, may enter into a Purchase Agreement with each Officer designated by the Grantor, pursuant to which the Trustee shall sell to the applicable Officer the number of Allocated Shares to which the Officer is entitled under the Compensation Plan, at the Purchase Price. The Purchase Agreements shall be entered into on terms substantially identical to the format attached to this Agreement as Annex “3.”

7.2. The Trustee shall release, transfer, and deliver to the Officers the number of Assigned Shares corresponding to them on each Delivery Date and, where applicable, the respective Additional Assets, within the period established in the Purchase Agreement or, where applicable, within the period established by the Grantor.

7.3. The instructions issued by the Grantor in connection with the provisions of Clauses 7.1 and 7.2 shall contain, at a minimum, the following (i) an express instruction to the Trustee to release, transfer, and deliver to the relevant Officer a specified number of Assigned Shares and, where applicable, the Additional Assets corresponding to such Assigned Shares, in accordance with the terms and conditions set forth in the Compensation Plan and in the relevant Purchase Agreement; (ii) the full name, address, telephone number, and email address of the respective Officer; and (iii) any additional instructions related to the release, transfer, and/or delivery of Assigned Shares, including the name of the brokerage firm and the number of the brokerage contract or bank account to which the Assigned Shares or, where applicable, Additional Assets are to be credited or transferred.

7.4. The Trustee shall take the necessary measures, sign, and deliver the documents required to ensure that the Plan Shares held in custody at any securities depository, whether in Mexico or abroad, are transferred to the respective Officer, in accordance with the relevant instructions of the Trustor.

7.5 The Grantor shall be solely responsible for the proper fulfillment of the Plan with respect to the rights of any Employee, releasing the Trustee from any liability in this regard and undertaking to discharge the Trustee in full and without liability in accordance with this Trust.

Article Eight. Condition Precedent

8.1. If the Rescission Condition is triggered with respect to any Officer prior to a specified Delivery Date, the terms, rights, and obligations of the Purchase Agreement entered into with the Officer regarding whom the Rescission Condition was triggered shall automatically terminate and be extinguished with retroactive effect as of the Date of the Purchase Agreement, without the need for any subsequent agreement or statement or prior judicial declaration, solely and exclusively with respect to (i) the Outstanding Allotted Shares, except for the Assigned Shares that have been subscribed by the Trustee in the exercise of any right of first refusal and paid for with funds contributed directly by the Officer, in accordance with the provisions of this Agreement and the corresponding Purchase Agreement, which must be delivered by the Trustee to the respective Officer within 5 (five) Business Days following the date on which said Resolutory Condition is satisfied; and (ii) the Additional Assets that have derived from or are incidental to the Assigned Shares that have not been paid up, transferred, and delivered to the Officer up to that at this time, with the exception of the Additional Assets corresponding to the Assigned Shares that have been subscribed by the Trustee in the exercise of any preemptive right and paid for with funds contributed directly by the Officer, in accordance with the provisions of this Agreement and the corresponding Purchase Agreement, which must be delivered by the Trustee to the respective Officer within the 5 (five) Business Days following the date on which said Resolutory Condition is fulfilled.

8.2. If the Resolutory Condition is fulfilled, the Grantor and the Officers shall be obligated to recognize all its effects, as well as to execute, file, and/or carry out all documents, declarations, cancellations, adjustments, and/or notices necessary to formalize such effects.

8.3. Within 5 (five) Business Days following the date on which the Grantor notifies the Trustee in writing of the fulfillment of the Condition Precedent in relation to any Purchase Agreement, the Trustee shall make the entries deemed necessary or appropriate in its records in accordance with the provisions of the Grantor’s instructions.

8.4. Notwithstanding the provisions of the preceding paragraphs, the Trustor, subject to a favorable opinion from the Company’s Nominating and Compensation Committee and taking into account the specific circumstances of each case, may resolve that, notwithstanding the termination of the employment relationship with certain Officers, the Purchase Agreement shall remain in full force and effect, and such Officers shall retain their right to receive the Plan Shares to which they are entitled within the timeframes and under the terms agreed upon in said Purchase Agreement, and the Grantor shall notify the Trustee of such circumstance.

Clause Nine. Exercise of Corporate and Property Rights of the Plan Shares

9.1. Exercise of Voting Rights of the Plan Shares. As long as the Plan Shares (excluding the Allocated Paid-in Shares) form part of the Trust’s Assets, the corporate rights attached thereto shall be exercised in accordance with the following:

(a)

The voting rights attached to the Plan Shares (excluding the Allotted Shares) shall be exercised by the Trustee with respect to all of the Plan Shares (excluding the Allotted Shares) as a single block, always in accordance with the way the majority of GAM Shares vote at shareholders’ meetings and/or in any other legal act of the Company, except in connection with the exercise of any preemptive right to subscribe for shares as a result of a capital increase (but not to approve the increase), in which case the Grantor must expressly instruct the Trustee in this regard.

(b)

With respect to the Plan Shares (excluding the Released Allotted Shares) that are the subject of a Purchase Agreement, in the event that the Trustee has the right of first refusal to subscribe for shares as a result of a capital increase, the Grantor may instruct the Trustee to exercise said right of first refusal on the understanding that the GAM Shares subscribed by the Trustee shall be considered Assigned Shares and shall be delivered to the Officers or their beneficiaries, as the case may be (i) on the applicable Delivery Dates; or (ii) on the date the Resolutory Condition is satisfied. Even though the Grantor’s instruction regarding the exercise of the right of first refusal is subject to prior instruction from the Officers and to the Officers’ delivery to the Grantor (who in turn will deliver them to the Trustee) the funds necessary to pay the Subscription Price for New Shares, it shall not be the Trustee’s responsibility to verify the existence and accuracy of the instruction issued by the respective Officer to the Grantor.

(c)

The Grantor must deliver to the Trustee, at least 5 (five) Business Days prior to the date on which the respective shareholders’ meeting or the corresponding corporate legal act is to be held, a notice (the “Notice of Exercise”), which shall contain, at a minimum, (i) the place, time, and date of the meeting or the corresponding corporate legal act; (ii) if applicable, the proposed Agenda for the relevant shareholders’ meeting; (iii) the name of the person to whom the powers of attorney required to vote the Plan Shares (excluding the Allocated Paid-in Shares) and to execute the respective corporate legal acts must be granted; (iv) the signature of the Company’s Authorized Officer; (v) the voting position on each item on the Agenda; (vi) if applicable, specific instructions regarding the exercise of any preemptive right, on the understanding that the preemptive right may only be exercised when the Company, as the case may be, has provided the Trustee with the necessary funds to exercise such right, and has notified and credited the Trustee, with a copy to the Trustor and the Company; and (vii) a copy of the minutes or resolutions of the Company.

(d)

The Parties hereby agree that the Trustee shall, at all times, execute any and all powers of attorney required to vote the Plan Shares, as well as to enter into any legal acts related to the Plan Shares, in favor of the person designated by the Grantor in the Notice of Exercise to the Trustee. The Trustee is hereby expressly and irrevocably instructed that, in all powers of attorney granted in connection with the exercise of voting rights for the Plan Shares, the Trustee shall instruct the relevant proxy to vote the Plan Shares in the same manner as the majority of GAM Shares, except in connection with the exercise of any preemptive rights, in which case the Plan Shares shall be voted in accordance with the provisions of the preceding paragraph.

(e)

If the Trustee does not receive the Notice of Exercise in the manner and within the time period stipulated in paragraph (a) of this Clause, the Trustee shall not be obligated to attend the Company’s shareholders’ meeting, nor shall the Trustee grant the respective powers of attorney to attend such meeting or to execute the respective corporate legal act, and the Trustee shall have no liability whatsoever arising from such omission.

9.2.	Exercise of Property Rights of the Plan’s Shares

(a)

In the event that a meeting of the Company’s shareholders resolves to pay cash dividends or the Company pays any amount in cash in connection with the Plan Shares, whether by redemption, amortization, or for any other reason, the Trustee shall collect and receive such amounts. Once collected and received, the Trustee shall invest and allocate such amounts in accordance with the provisions of this Agreement, and/or in accordance with instructions received from the Settlor for that purpose. The foregoing is further understood to mean that:

(i)	With respect to Plan Shares that have not been Assigned Shares, the Grantor may freely instruct the Trustee on the use of funds derived from dividends; and

(ii)

With respect to Pending Assigned Shares, the Grantor may, if it so deems appropriate, instruct the Trustee to use the funds allocated to it to cover any balance of the Purchase Price under the Purchase Agreement, provided that such balance has not been covered by the respective Officer under the terms of the Purchase Agreement or, as the case may be, to deliver such amounts, as Additional Assets, to the respective Officer in accordance with the terms and conditions set forth in this Agreement and in the Purchase Agreement.

(b)

The Trustee shall be authorized to directly receive and retain as part of the Trust’s Assets (i) all other shares, securities, or assets issued, paid, or distributed for any reason with respect to the Plan Shares; (ii) all other shares, securities, or assets issued, distributed, or paid for any reason with respect to the Plan Shares, whether by spin-off, merger, conversion, reclassification, or combination of shares, or any other similar event; and (iii) any other additional shares, securities, or assets paid in connection with the Plan Shares as a result of any redemption, consolidation, merger, share exchange, transfer of assets, liquidation, or any other similar reorganization.

(c)

In the event of any payment of dividends in shares or any increase in capital stock through the capitalization of reserves or other equity accounts, or in the cases referred to in subsection (b) above, the Trustee shall be the sole party authorized to receive such shares, which shall constitute part of the Trust’s assets for the purposes of this Trust.

Article Ten. Other Obligations of the Trustee

10.1. Identification of the Trust’s Assets. The Trustee, using the information provided by the Employer, shall be required to maintain a record in which it shall note:

(a)	the number of Plan Shares and Additional Assets corresponding to each of the Officers;

(b)	the release, transfer, and delivery of Plan Shares and Additional Assets carried out under the terms of this Agreement and the respective Purchase Agreement in favor of any Employee;

(c)	the sale of Plan Shares carried out by the Trustee in accordance with the Settlor’s instructions, as applicable under the provisions of this Agreement;

(d)	the sale or transfer of any other asset comprising the Trust Estate, in accordance with the Settlor’s instructions;

(e)	the cash amounts received by the Trustee for any purpose pursuant to this Trust; and

(f)	in the event that the Resolutory Condition is met and this has been confirmed by the Employer, with respect to any Purchase Agreement, the records necessary or convenient to document the foregoing.

Article Eleven. Statements and Accountability

11.1. Within the first 15 (fifteen) business days of each calendar month, the Trustee shall deliver to the Grantor the account statements for each of the Trust accounts. The Trustee shall not be liable in the event that any of the parties fails to receive the respective account statements; in such cases, it shall be the responsibility of such parties to request a copy of the corresponding account statements from the Trustee.

11.2. The parties to this Trust Agreement shall have the right to request clarification regarding any account statement provided by the Trustee in accordance with the terms of this Clause within twenty (20) business days of receiving the relevant account statements. If no objections are raised within that period, the information shall be deemed to have been tacitly accepted by the other parties.

11.3. The Settlor acknowledges that the Trustee shall not be liable for the accuracy of the documentation, information, reports, or instructions provided to it for this purpose by the Grantor in connection with this Agreement, since such information will not be prepared directly by the Trustee.

Clause Twelve. Resignation and Replacement of the Trustee

12.1. The Trustee may be removed by the Grantor. For such purposes, written notice shall be given to the Trustee 60 (sixty) calendar days prior to the date of removal.

12.2. The Trustee may resign from his or her appointment only under the circumstances set forth in Articles 391 and 392-A of the General Law on Credit Instruments and Transactions; provided that the Trustee must notify the Grantor in writing of its intention to resign from its position at least 60 (sixty) calendar days prior to the date of resignation; provided further that the Trustee shall not be released from its duties as Trustee under this Agreement until a replacement Trustee has been appointed by the Grantor and such replacement Trustee has accepted such appointment in writing.

12.3. Any substitute Trustee shall be appointed by the Settlor and shall have the same rights and obligations as the Trustee under this Agreement and shall be deemed to be the Trustee for all purposes of this Agreement. In the event that the Trustee ceases to act as Trustee, the Trustee shall prepare financial statements and all other information related to the Trust Estate and deliver them to the Settlor at least thirty (30) days prior to the date on which the Trustee’s removal or resignation is to take effect. The Grantor shall have 30 (thirty) days to review such financial statements and provide any clarifications it deems appropriate. Upon the expiration of such period, if no comments have been made on the report, it shall be deemed tacitly approved. Upon the appointment of the substitute Trustee, the new Trustee shall have the capacity, rights, and obligations determined by the parties to the Agreement, assuming ownership and possession of the assets comprising the Trust Estate.

12.4. The Parties agree and expressly acknowledge that the following shall be considered a case of serious and justifiable cause entitling the Trustee to excuse itself from continuing to serve as Trustee and to resign from such position: when the Trustee, in that capacity or directly through CIBanco, S.A., a Multiple Banking Institution, is involved in and/or affected by any lawsuit, proceeding, or claim arising from disputes between the Settlor and the Trustee or between them and third parties, provided that: (i) such acts do not involve the defense of the Trust Estate; (ii) it is not the result of fraud or negligence on the part of the Trustee and is so determined by a final and unappealable decision of a competent government authority.

Clause Thirteen. Term; Termination; Right of Reversion

13.1. This Agreement shall remain in effect for the period necessary to fulfill its purposes.

13.2. The Trust established pursuant to this Agreement may be terminated for any of the causes set forth in Article 392 of the General Law on Credit Instruments and Transactions.

13.3. The trust is established as irrevocable.

13.4. In the event that the Trust is terminated for any reason, the Trustee, in accordance with the Settlor’s instructions, shall return to the Settlor the net value of the Trust’s assets, proceeding, as appropriate, to transfer them on the securities market or through any private transaction or, as appropriate, to comply with the Settlor’s instructions for such a case, in accordance with the provisions of Applicable Law, the Plan Shares that form part of the Trust Assets and are not the subject of any Purchase Agreement, whether because (i) no Purchase Agreement has been entered into with respect to them; (ii) it has been terminated, rescinded, or annulled; (iii) such Plan Shares have not been paid for by the Officer and the proceeds from their sale are applied to the payment of the purchase price under the relevant Purchase Agreement; or (iv) for any other reason.

Article Fourteen. Protection of the Trust Estate

14.1. In the event that the Trustee receives a judicial or other notice or a claim relating to this Trust or the Trust Property, or in the event that the Trustee becomes aware of any fact that may affect the Trust Property, the Trustee shall report such situation to the Grantor and send a copy of such notice or a description of such fact no later than the Business Day following the day on which such notice was received, which may be done by any of the means agreed upon in this Agreement.

14.2. In the cases referred to in subsection 14.1, the Trustee shall be obligated to grant to the individuals or legal entities designated in writing by the Settlor the powers necessary for the defense of the Trust Estate, and such power of attorney must be granted within a period not exceeding 6 (six) business days, provided that the draft deed containing the power of attorney to be granted has been sent to the Trustee. In the event that the Grantor fails to designate a natural or legal person to defend the Trust Estate under the terms set forth herein, and such omission is likely to have a material adverse effect on the Trust Estate, the Trustee shall grant the necessary powers of attorney to the persons the Trustee deems appropriate in its sole and absolute discretion and shall issue the necessary instructions for the effective defense of the Trust Estate until the Grantor provides the written instructions necessary for such defense, without liability, except in cases of fraud, bad faith, or negligence. The Trustee shall not be liable for the acts of the agents appointed by the Trustee pursuant to this Section 14.2 or for the payment of the applicable fees and expenses,

The same payment, which shall initially be the joint and several liability of the Settlor and the Trustee. In the event that the Settlor and Trustee fail to fulfill their payment obligations under this Section 14.2 despite having received a prior written request from the Trustee, the costs associated with the execution of powers of attorney and the fees of legal advisors appointed by the Settlor, duly documented and incurred for such purposes, shall be collected to be charged against the Trust Estate in accordance with the terms of this Agreement, without the need for prior instruction from the Settlor and the Trustee regarding the charging of such expenses to the Trust Estate.

14.3. In the event that a notice, lawsuit, written communication, or claim is received, in accordance with the terms of the immediately preceding Section 14.1, initiated by either the Settlor and/or the Trustee among themselves and/or against third parties, in which the Trustee is involved in that capacity or CIBanco, S.A., a full-service bank, is directly involved, then, the Trustee, in order to avoid a conflict of interest among the parties to the Trust, shall, at its sole discretion, appoint legal counsel to represent it and handle the summons and/or the answer to the respective lawsuit, and shall carry out the judicial or extrajudicial acts required for its defense, to ensure compliance with the Trust’s Purposes, the nature of this Agreement, and/or the recognition of the Trustee as the owner of the Trust’s Assets, which it shall do through its fiduciary delegates, attorneys-in-fact, and/or legal representatives as it deems appropriate for that purpose. It is hereby acknowledged that the legal fees incurred by the Trustee under the circumstances provided for in this Section 14.3 shall be borne directly and exclusively by the Settlor and the Trustee jointly and severally. In the event that the Settlor and the Beneficiary fail to fulfill their payment obligations assumed under this Section 14.3, despite having received a prior written request from the Trustee, the duly documented expenses and fees incurred by the Trustee for this purpose shall be collected from the Trust Estate using the immediately available funds in any of the Trust’s accounts, without the need for prior instruction from the Settlor regarding the charging of such expenses to the Trust Estate.

14.4. For the purpose of performing judicial or extrajudicial acts carried out by the attorney-in-fact or attorneys-in-fact appointed by the Grantor pursuant to the circumstances set forth in subsection 14.1 of this Fourteenth Clause, or in cases where the Trustee is required to carry out judicial or extrajudicial acts directly in response to a legal dispute arising between the Trust Parties or between them and third parties in accordance with the provisions of this Fourteenth Clause, the Settlor and the Trustee shall be jointly and severally liable to indemnify the Trustee, as well as its officers, fiduciary delegates, officials, employees, advisors (internal or external), and/or agents, from any claim or liability, holding the Trustee harmless from any monetary or financial liability arising as a result of any adverse judgment in the matter civil, commercial, labor, tax, or any other type of claim, including expenses, costs, damages, or liabilities, or any other type of financial judgment against you; as well as any and all liabilities, damages, obligations, claims, judgments, settlements, demands, expenses, and/or costs of any nature, including reasonable and documented attorneys’ fees, that are directly or indirectly asserted as a result of, arising from, or in connection with acts performed by the Trustee in compliance with this Agreement. It is hereby acknowledged that any monetary or financial liability arising under this Section 14.4 shall be borne directly and exclusively by the Settlor and the Trustee jointly and severally. In the event that the Settlor and Trustee fail to fulfill their payment obligations under this Section 14.4 despite having received a prior written request from the Trustee, such amounts shall be collected from the Trust Estate using the immediately available funds in any of the Trust’s accounts, without the need for prior instruction from the Settlor and Trustee regarding such payment.

14.5. The Trustee shall not be obligated to take any action under this Agreement that would expose it to liability on the part of its employees or against its own assets, or that would be contrary to this Agreement or applicable laws.

14.6. It is hereby agreed and acknowledged that, should the Trustee, in that capacity, or CIBanco, S.A., a full-service bank, directly, along with its fiduciary delegates, representatives, employees, advisors, officers, and/or staff, receive a complaint arising from or related to this Trust Agreement, or should they, under any circumstances, are summoned in any capacity to appear, testify, and/or respond to any proceeding before any criminal authority, the Trustee in that capacity or, directly, CIBanco, S.A., a Multiple Banking Institution, shall, in such an event, be entitled to be represented by its own legal counsel in criminal matters. It is hereby acknowledged that the cost of such counsel shall be borne directly by the Settlor and the Trustee jointly and severally, and in the event that the latter fail to fulfill such obligation, the fees of the criminal defense counsel for the Trustee in that capacity or for CIBanco, S.A., a Multiple Banking Institution, as applicable, shall be covered from the Trust’s assets to the extent that such assets are sufficient, without the need for prior instruction from the Settlor and the Trustee regarding the charging of such expenses to the Trust’s assets.

14.7. In the event that it becomes necessary to take urgent action to protect and preserve the Trust Property, the Trustee agrees to immediately take the necessary measures to protect the Trust Property through its fiduciary delegates, advisors, or agents with sufficient authority to carry out such actions, and any expenses or costs incurred in connection with such urgent actions shall be borne jointly and severally by the Settlor and the Trustee, who shall immediately notify the Settlor in writing of such actions. The Trustee may recover from the Trust Estate any amount it has directly expended for actions taken in accordance with this paragraph in the event that the Settlor and

Trustee fail to do so despite having received a prior written request from the Trustee, without the need for prior instruction from the Settlor and Trustee regarding the charging of such expenses to the Trust Estate; on the understanding that the applicable Settlor(s) and Trustee(s) shall immediately reimburse the amounts expended by the Trustee and charged to the Trust Estate. In such cases of acting in urgent circumstances, the Trustee shall be relieved of liability for such actions as soon as the Trustee receives instructions from the Settlor on how to proceed in accordance with the terms of this Clause.

14.8. The Settlor and the Trustee are required to notify the Trustee of any situation or event that could affect the Trust Estate as soon as they become aware of it.

14.9. If there are no liquid assets in the Trust Estate or if the Settlor fails to provide sufficient funds, the Trustee shall not be obligated to take any action.

Article Fifteen. Liability of the Trustee

15.1. The Trustee shall not be obligated to take any action under this Trust that exposes its officers to liability or its assets to liability contrary to this Trust or applicable laws.

15.2. The Trustee shall be civilly liable for any damages caused by a breach of the obligations assumed under this Agreement.

15.3. It is expressly agreed that the Trustee shall not be liable in any way for acting on the basis of any notice, consent, certificate, or other instrument or document that it deems to be genuine and that is duly signed by the relevant party or parties, or on the basis of any written communication from the Settlor and the Beneficiary.

Article Sixteen. Release of Liability to the Trustee

16.1. The Settlor and the Trustee hereby release the Trustee from any liability that may arise from the performance of legal and/or material acts contemplated within the purposes of this Agreement or aimed at fulfilling such purposes, as well as from the performance or execution of any instructions issued to the Trustee under the terms of this Agreement. By virtue of the foregoing, the Settlor and the Trustee agree to hold harmless CIBanco, S.A., a Full-Service Bank, as well as its Fiduciary Representatives, employees, officers, executives, agents, and attorneys, from any claim, litigation, judgment, fine, penalty, order, damage, or financial liability, expense, burden, or economic consequence—including attorneys’ fees, expert fees, or fees of any other professional—arising from the facts or acts set forth above, as well as from the Trustee’s participation in informal or judicial proceedings, whether civil or criminal; commercial (including commercial insolvency proceedings), administrative, or arbitral, relating to this Agreement or to the defense of the Trust’s Assets.

16.2. In the event that any factual situation, act of authority, or legal consequence arises that gives rise to financial liabilities regarding the Trust and/or the Trust’s Assets, which have been caused by acts or omissions of the Settlor and the Trustee, or by the Trustee in compliance with the instructions received, the purposes of the Trust and the defense of the Trust’s Assets, or by third parties, including expenditures related to the acts and matters mentioned in the preceding paragraph (except in cases where there has been willful misconduct, negligence, or bad faith on the part of the Trustee, its Fiduciary Delegates, officers, employees, and agents, and this is so determined by a competent authority in a final and binding judgment having the force of res judicata), or for any claims, fines, penalties, and any other debt, of any nature, in connection with the Trust Estate or this Agreement, whether before administrative or judicial authorities, arbitral tribunals, or any other authority, whether local or federal, in Mexico or abroad, and charged to the Trust Estate, the payment arising from such financial liabilities shall be borne exclusively by the Grantor and the Trustee, the latter agreeing to be primarily liable with the funds in any of the Trust’s accounts and/or with its own assets for any payment made or to be made by the Trustee.

16.3. The Trustee shall be liable, not in a personal capacity but solely and exclusively in its capacity as Trustee, to the parties and/or any third party, up to the amount of the Trust Assets, without incurring any personal liability in the event that the Trust Assets are insufficient to fulfill the parties’ obligations under this Agreement. The Trustee shall not be obligated to take any action under this Agreement that would expose its officers to liability or jeopardize its assets, or that would be contrary to this Agreement or applicable laws. In carrying out the acts provided for in this Trust, the Trustee shall at all times act in accordance with the provisions thereof, the instructions received from the party, as applicable, in accordance with the terms of this Agreement, and in accordance with the provisions of the contracts and documents it executes in fulfillment of the purposes of this Trust. In the event of any claim against the Trustee, of any kind or nature, the Trustee may, at its sole discretion, request that the Settlor and Trustee be joined in the respective proceeding, so that the resolution rendered therein may be binding upon them, this serving as authorization for such action by the Settlor and Trustee.

Clause Seventeen. Confidentiality

The Trustee may not disclose information regarding transactions, account balances, or account activity except to the Parties, their legal representatives, or persons authorized to manage the account in accordance with Article 117 of the Credit Institutions Act, which provides that information and documentation relating to transactions and services shall be confidential; therefore, credit institutions, in order to protect the right to privacy of their clients and users, may under no circumstances disclose information regarding deposits, transactions, or services, except in the cases established by the same Article. Likewise, the Trustee agrees that notwithstanding the provisions of the Federal Law on the Protection of Personal Data Held by Private Parties, which establishes, among other obligations, that any processing of personal information is subject to the consent of the data subject, the information that the Trustee obtains from the Parties in connection with the execution of this Agreement has been obtained in accordance with the applicable legal provisions regarding the identification of the Settlor, to which the Trustee is bound. In any case, the information obtained by the Trustee in connection with the execution of this Agreement shall be used solely for the purpose of carrying out the operations set forth in this Agreement and shall be used and/or shared only to the extent permitted by applicable law.

Article Eighteen. Granting of Powers

The Trustee may not delegate or grant general powers of attorney for acts of ownership; such powers must at all times be exercised by the Trustee through its fiduciary delegates in accordance with the Settlor’s instructions. Nor may the Trustee delegate to the agents it designates the authority for such agents to in turn grant and revoke powers of attorney in connection with this Trust, or to open or close bank accounts or manage them, or to execute credit instruments and enter into credit transactions. In the exercise of any power granted by the Trustee, the agents must notify the Trustee in writing of the performance of any act that may compromise or jeopardize the Trust’s assets.

The Parties further agree:

(a)

Limitation of Powers to Be Granted: The powers granted by the Trustee pursuant to this Trust shall always be limited in scope to be exercised solely and exclusively with respect to the Trust Estate and for the fulfillment and achievement of the Trust’s purposes.

(b)	Requirements for the Granting of Powers: All instruments evidencing the granting of powers by the Trustee must expressly provide for the following requirements:

(i)

The obligation that, in the exercise of any powers granted, the agents report quarterly in writing to the Trustee regarding the acts entered into and formalized arising from the exercise of the power, and, where applicable, to submission of the corresponding documentation and information that the Trustee may require of them.

(ii)

The instrument granting the power of attorney must expressly state that all expenses incurred both in connection with the granting of the power of attorney and in connection with any acts performed thereunder shall be borne by the Grantor or, where applicable, by the Trust Estate, without any liability on the part of the Trustee.

Failure by the agents to comply with the obligation to inform and report shall result in the Trustee requesting that the breach be remedied within a period not exceeding 15 (fifteen) business days, counted from the date of receipt of the Trustee’s request. In the event that the breach is not remedied, the Trustee may, at the expense of the Trust Estate, revoke the power of attorney granted, remaining solely obligated to notify the Grantor of such situation.

Article Nineteen. Instructions to the Trustee

19.1. The Parties hereby agree that all instructions regarding the conduct of transactions involving the liquid assets comprising the Trust’s assets, as required under the terms of this Trust, must be provided in writing. The aforementioned instructions may be sent by any of the following means: a handwritten original delivered directly to the addresses listed; and, where applicable, by email, with the respective instruction in PDF format duly signed by a person authorized for such purposes.

Any instructions to the Trustee must meet the following requirements:

(a)	They must be sent to the Trustee’s registered address.

(b)	They must be addressed specifically to “CIBanco,” S.A., Institución de Banca Múltiple.

(c)	They must reference the internal identification number assigned to the Trust: “CIB/4021”.

(d)	They must refer to the clause under which the party issuing the instruction is authorized to do so.

(e)	They must expressly and clearly specify what is requested of the Trustee, indicating specific amounts, quantities, and activities.

(f)	In the case of instructions regarding payments, the trust account through which the payment is to be made must be indicated, as well as the account to which the required payment is to be made, specifying: (i) account number; (ii) CLABE; (iii) the bank where said account is held; (iv) beneficiary; (v) branch; and (vi) reference; in the case of payments to be made to dollar-denominated accounts, the following must be specifically indicated: (i) SWIFT code; and (ii) intermediary bank details.

(g)	Unless the Agreement provides otherwise, the relevant instruction must be submitted to the Trustee at least 3 (three) business days prior to the date on which the instruction is to be executed.

Failure to comply with any of the above requirements releases the Trustee from the obligation to comply with the instructions contained in said communication; therefore, the Trustee shall not be liable for the consequences of its inaction until the errors in the aforementioned instruction letter are corrected.

19.2. Consequently, the Trustee shall not be liable for any actions taken in compliance with such instructions; under no circumstances is the Trustee obligated to comply with instructions that violate any legal provision, contravene or exceed the purposes of this Trust, or are impossible to carry out. All instructions and notifications that, pursuant to this Agreement, must be given or addressed to the Trustee by the Grantor must be in writing and provided at least 3 (three) Business Days in advance of the date on which they are to be executed; otherwise, the Trustee shall be entitled not to execute them, without any liability on its part.

19.3. The Trustee shall be held harmless from any liability for any acts performed in compliance with instructions received from the Settlor, on the understanding that the Trustee shall also not be liable for failing to comply with such instructions when they contravene the purposes of the Trust and/or are contrary to law. In the latter case, the Trustee must inform the Settlor within 2 (two) Business Days following receipt of the instructions in question of its decision not to comply with them and the corresponding grounds, except in the case of negligence, inexperience, willful misconduct, or bad faith on the part of the Trustee, as established in Article 391 (three hundred ninety-one) of the LGTOC.

19.4. The Parties agree that, for any action that needs to be taken by the Trustee and that is not previously authorized in accordance with the provisions of this Agreement, the Settlor must provide written instructions to the Trustee; such instructions shall be issued through the Trustee by the authorized persons at least 3 (three) Business Days in advance, so that the Trustee may perform the required actions in accordance with this Agreement. In the event that the Trustee does not receive such written instruction from the Grantor within the established timeframe, or in the event that the actions required pursuant to such instructions are illegal or contrary to the provisions of this Agreement, the Trustee shall not be obligated to take any action.

19.5. This trust is identified by the contract number assigned to it and the persons or signatories authorized to issue operating instructions

Under this agreement, authorized signatories shall be those duly listed in the “Certification of Signatures” form attached as Annex “4,” which shall be submitted to the Trustee for this purpose; this form may be updated from time to time as required by the client (settlor-trustee) so requires (each, an “Authorized Officer”).

It should be noted that the persons authorized under the aforementioned form are not necessarily agents or have powers of representation; however, they are designated by an agent or agents with sufficient powers to represent the client (settlor-trustee). Notwithstanding the foregoing, those legal representatives and/or agents of the client (settlor-trustee) with sufficient powers and duly identified and accredited before the Trustee (for which they must submit the document evidencing the powers granted to them and a simple copy of their(s) so that the fiduciary attorney in charge of the contract may determine the scope of their powers), may issue instructions even if the agent(s) in question is (are) not included as authorized signatories on the “Certification of Signatures” form.

The Grantor shall immediately notify the Trustee in writing in the event that any of its Authorized Officers is replaced or removed, by delivering to the Trustee a new Schedule A that replaces, modifies, and updates Schedule 4 previously delivered by the Grantor. The Trustee may rely on the signature of any Authorized Officer on any certificate or request and shall not be obligated to verify the authenticity of such signature, provided that such signature is similar to the signature of the respective person listed in the list previously delivered to the Trustee pursuant to this Agreement and provided that the Trustee has no knowledge that the signature is not authentic or that the person signing such certificate or document has ceased to be an Authorized Officer. With respect to instructions or communications to be made to the Trustee, the Parties are aware of the risks involved in issuing instructions by electronic means, such as errors, insecurity, and lack of confidentiality, as well as the possibility of fraudulent activities arising therefrom. By virtue of the foregoing, the Parties hereby authorize the Trustee to proceed in accordance with the instructions received through the means described above, for which reason they hereby release the Trustee from any liability arising from such transmissions; the foregoing being understood on the understanding that the Trustee shall not be obligated to verify the authenticity of such instructions or communications or to ascertain the identity of the sender or the confirmer; therefore, the Parties to this Agreement expressly agree to be bound by any instruction or communication that has been sent in their name and accepted by the Trustee.

19.6. The Grantor hereby agrees to the use of electronic means for sending instructions to the Trustee regarding transactions involving the liquid assets comprising the Trust Estate, through the person or persons designated for that purpose, in accordance with the applicable legal provisions and the guidelines established by the Trustee for such purposes, and hereby accepts any responsibility for the use of the password provided by the Trustee for access to such electronic means, in accordance with the following:

(a)

User identification shall be carried out through the use of codes and passwords provided by the Trustee, which, for the purposes of Article 52 (fifty-two) of the current Credit Institutions Law, shall be considered the identification mechanism, with the use and disposal of such means of identification being the sole responsibility of the designated person(s).

(b)

Instructions sent via the aforementioned electronic means shall have the same legal force as instructions bearing the handwritten signature of the person or persons authorized to dispose of the liquid assets comprising the Trust’s assets, and the Trustee shall be responsible for ensuring the integrity of the information transmitted through such means.

(c)

The creation, transmission, modification, or termination of rights and obligations inherent to the operations and services in question shall be recorded in a log that retains each and every piece of data from the instructions received.

(d)	User authentication shall be performed through the use of access codes and passwords, as well as a second authentication device that utilizes dynamic information for monetary transactions.

(e)

Confirmation of the execution of monetary transactions conducted through the Trustee’s electronic systems may be provided via those same electronic systems, using the following options: (i) viewing of transaction history, as well as viewing of balances by investment contract, outstanding fees, and rates of return; (ii) instructions for deposits, withdrawals, transfers between contracts, payment of fees, and pending instructions; and (iii) financial information consisting of account statements, balance sheets, income statements, and trial balances.

19.7. The Trustee hereby informs you that the main risks associated with the use of electronic means, under the terms of this clause, are as follows: (a) profile theft using malicious code and potential electronic fraud; (b) inability to perform transactions; (c) potential theft of the service holder’s sensitive data; and (d) access to portals compromising the user’s security profile;

19.8. The Trustee hereby informs the Trustor of the following recommendations to prevent irregular or illegal transactions: (a) keep the operating system and all its components up to date; (b) use antivirus software and keep it up to date; (c) install a personal security device (firewall); (d) install software to detect and block intruders (anti-spyware) and keep it updated; (e) set Internet Explorer’s security and privacy levels to level of at least medium; (f) do not click on a link in an email if you cannot verify the sender’s authenticity; (g) ensure you are on a secure website when conducting e-commerce or online banking transactions; (h) never disclose confidential information to anyone; (i) change usernames and passwords frequently; (j) learn to recognize warning signs; (k) consider installing a browser toolbar that protects against fraudulent sites; (l) avoid conducting financial transactions from public places or wireless networks; (m) periodically review all accounts to which you have electronic access; (n) contact the Trustee if you notice any irregularities; and (o) report fraudulent or suspicious emails.

19.9. It is the Settlor’s responsibility to promptly notify the Trustee of any changes to the list of users authorized to use the Trustee’s electronic systems. These changes must include the removal and addition of users, as well as changes to their roles regarding the submission of instructions under the Trust Agreement.

19.10. When the Trustee acts in compliance with instructions duly issued by an authorized party, in accordance with the Trust and its terms, conditions, and purposes, the Trustee’s actions and results shall not give rise to any liability, and the Trustee shall be liable only to the extent of the Trust’s assets.

19.11. The parties agree that in the event the Trustee is required to receive documentation pursuant to the Trust or in fulfillment of its purposes, such documentation shall be received only at the address specified in this Agreement, during business hours and on business days.

Article 20. Tax Obligations and Expenses

20.1. During the term of this Trust, it is intended that the Trust qualify as a trust through which no business activities are conducted under the terms of Rule 3.1.15, Section I of the Federal Tax Code (RMF); therefore, the Trust will be considered a passive trust for tax purposes. In that case, the parties will be taxed in accordance with the specific tax regime provided for in the Income Tax Law (LISR) for each of them, on the income obtained through the Trust, as if such income were received directly, even if the Trust has not distributed the income to the parties, and they will be subject to compliance with the tax obligations arising from such income, except when the applicable tax law imposes the burden of withholding and remitting a tax on a different person (such as the Trustee). The Trust must comply with the requirements set forth in Rule 3.1.15, Section I of the RMF. The Trustee, through the Trustor, shall perform all acts necessary or appropriate for that purpose.

20.2. In accordance with Rule 3.1.15, Section I of the Miscellaneous Tax Resolution, as amended from time to time, the Trust shall qualify as a passive trust provided that the Trust’s passive income represents at least 90% of the total income earned during the relevant tax year. Passive income includes, among other things, interest income, including foreign exchange gains and gains income from debt derivatives; gains from the sale of participation certificates or trust securities issued under a real estate, energy, or infrastructure investment trust; dividends; gains from the sale of shares; income from equity derivatives; cumulative annual inflation adjustment; and income from leasing or subleasing and, in general, from granting, for consideration, the temporary use or enjoyment of real property in any other form.

20.3. For these purposes, the Grantor, on behalf of the Trustee, must maintain a record of the income obtained through the Trust, in order to demonstrate, where applicable, that the passive income accumulated from the beginning of the fiscal year through the last day of each calendar month represents at least 90% of the total income obtained through the Trust during that same period.

20.4. The provisions of Rule 3.1.15, Section I of the Miscellaneous Tax Resolution, as amended from time to time, shall not apply when (i) on the last day of any calendar month, the percentage of passive income does not reach 90% of the total income earned through the Trust; or (ii) the Grantor, having consulted with tax advisors, determines that the Trust must comply with the provisions applicable to trusts through which business activities are conducted under the terms of Article 13 of the Income Tax Law. In the event that conditions (i) and/or (ii) above are met, the Grantor must notify the parties of such circumstance no later than within 30 Business Days after becoming aware of it, and shall request that the Trustee apply, until further notice, the tax regime provided for in Article 13 of the Income Tax Law (LISR), applicable to business trusts, starting from the month immediately following the one in which it was determined that the 90% passive income threshold was not met, through the last calendar month of the relevant fiscal year. Regardless of whether or not the 90% passive income threshold was met during the relevant fiscal year, the Settlor must determine and notify the Trustee whether said percentage was achieved annually, in order to determine whether it is possible to continue applying the regime provided for in Rule 3.1.15, Section I of the Miscellaneous Tax Resolution, as amended from time to time. To determine the income and percentages referred to above, it must be considered that the income is earned on the dates specified in Title II of the Income Tax Law (LISR), and all income earned through the Trust must be included.

20.5. Provided that the Trust qualifies as a trust through which no business activities are conducted under the terms of Rule 3.1.15, Section I of the Miscellaneous Tax Resolution, as amended from time to time, the tax regime applicable to Distributions shall be that provided for in the relevant Titles of the Income Tax Law (LISR), and therefore each party must comply with the requirements set forth in said Titles and in any other applicable tax provision. Consequently, the parties shall be the taxpayers liable for the income obtained through the Trust, even if the Trust has not distributed such income to the parties. The Trust may, if so determined by the Trustor, register with the Federal Taxpayers Registry as a a trust through which no business activities are conducted under the terms of Rule 3.1.15, Section I of the Miscellaneous Tax Resolution, where applicable, the Settlor must instruct the Trustee in writing to grant a power of attorney in favor of the Settlor or the person designated in writing by the Settlor, which must be a general power of attorney for acts of administration, in accordance with the second paragraph of Article 2554 of the Civil Code for the Federal District (now Mexico City) and its counterparts in the other Civil Codes of the Federal Entities of the Mexican Republic.

20.6. The Grantor may, if necessary or appropriate, upon authorization by the parties, instruct the Trustee to take all necessary steps to change the tax regime applicable to the Trust.

20.7. In the event that the current tax regime undergoes changes in the future, the Grantor reserves the right to take, on behalf of the Trustee, all necessary actions to ensure that the Trust is subject to the tax regime applicable to trusts through which no business activities are conducted.

20.8. In the event that the Settlor and the Trustee fail to comply with the obligations set forth in this Clause, and the Trustee is formally required by the competent authorities to make any of the aforementioned payments, the Trustee may, without any obligation or liability, make the required payment using the funds immediately available in the Trust accounts—to the extent available—and must notify the Settlor of such situation so that the Settlor may reimburse the corresponding amounts. Additionally, the Grantor shall provide the Trustee, upon the latter’s request and in order to comply with applicable law or upon receiving a request from a competent authority, with the necessary documents to verify compliance with its tax obligations.

20.9. None of the provisions contained in this section shall apply to the fiduciary fees that, in accordance with the terms of this Agreement, the Fiduciary is entitled to receive, as the Fiduciary is responsible for any tax obligations arising therefrom.

20.10. All present or future tax obligations arising from laws and regulations, such as taxes, fees, duties, contributions, and maintenance expenses incurred, payable, or arising in connection with the fulfillment of the purposes of this Agreement and the Trust Estate shall be borne by and paid by the Settlor and the Trustee, thereby releasing the Trustee from all liability with respect to tax obligations.

20.11. The Settlor’s obligations set forth in this clause shall remain in full force and effect even after the date of execution of the respective agreement for the total termination of this Trust or the resignation or replacement of the Trustee.

20.12. The transfer of the Trust Estate to the Trustee pursuant to this Trust Agreement and/or any confirmation of assignment is not, and shall not be deemed to be, a disposition under Section V, subsection A, of Article 14 of the Federal Tax Code of Mexico, since the Settlor has and reserves the right of reversion to recover ownership and title to the Trust Estate in accordance with this Agreement.

Article Twenty-One. Distributions to be Made by the Trustee

With respect to the calculation and determination of each of the amounts to be distributed, held, and paid through the Trust accounts, such actions shall be carried out in accordance with the instructions received by the Trustee from the Grantor for that purpose, and shall be subject to the terms and priority indicated in Clause Six; therefore, the Trustee shall under no circumstances act as a calculation agent under the terms of this Agreement.

Article Twenty-Two. Assignment of Trust Rights

The Trustee(s), once identified in accordance with the terms of this Agreement, may assign or otherwise transfer their rights under this Agreement, upon receipt by the Trustee of instructions to that effect from the respective Trustee. In such a case, the assignee shall be required to provide the documentation and information in accordance with the Trustee’s customer identification policies no later than 10 (ten) business days prior to the signing of the Assignment of Rights agreement. For such purposes, the assignee may under no circumstances be considered a high-risk client under the Trustee’s internal policies.

Clause Twenty-Three. FATCA and CRS

23.1. In the event that obligations related to FATCA and CRS are applicable due to activities carried out through the Trust, compliance with such obligations shall be the responsibility of the Trust; therefore, the Trustee shall fulfill these obligations through the Settlor, and for such purposes, the Trustee shall, upon written instruction from the Settlor, engage an external advisor to provide advisory services, to be paid from the Trust’s assets, regarding compliance with such obligations. The Trustee, upon instruction from the Grantor, shall grant a special power of attorney to the person designated by the Grantor, with the necessary powers to carry out any acts necessary for the fulfillment of the same obligations, on the understanding that the Trustee shall not be liable for acts carried out by such attorney-in-fact.

23.2. The Grantor, the Trustee, the Beneficiary (or beneficiaries), if any, the other parties to the Trust, and the individuals who exercise effective control over the Trust (including through a chain of control) shall be required to provide the Grantor and the person designated by the Grantor with all documentation or information that reasonably request from the Trust regarding their identity (including name, date and place of birth), nationality, citizenship, residence (including tax residence), percentage of ownership, tax status, Federal Taxpayers Registry number (or tax identification number), beneficial owners (or persons exercising control), income, assets, or any other related documentation or information, or regarding its beneficial owners (or persons exercising control), so that the Settlor, with the assistance of the external advisor, may comply with any present or future obligations related to FATCA and CRS arising from the activities conducted through the Trust (including any documentation or information related to provisions regarding the prevention and identification of transactions involving funds of illicit origin) (the “Tax Information”). In addition, the Settlor, the Trustee, the Trustee (or beneficiaries), if applicable, the other parties to the Trust, and the individuals exercising effective control over the Trust (including through a chain of control) must update, modify, or replace their Tax Information to the extent that any material change (including any change in circumstances) occurs with respect to the Tax Information previously provided.

23.3. The Trustee, through the Grantor, shall retain and make available to the parties to the Trust a copy of each self-certification that the Grantor submits to financial institutions for FATCA and CRS purposes.

Article Twenty-Four. Legal Prohibitions

24.1. In accordance with the provisions of subsection (b) of section XIX of Article 106 of the Credit Institutions Law, the Trustee hereby certifies that it has unequivocally explained to the Parties the meaning and legal consequences of said provision, which is transcribed below for the purposes required:

Article 106, subsection (b), section XIX of the Credit Institutions Law:

“Credit Institutions are prohibited from:

XIX.—In carrying out the transactions referred to in Section XV of Article 46 of this Law:

a) Repealed.

b) Be liable to the trustors, principals, or clients for the default of debtors on the loans granted, or of issuers on the securities acquired, unless such default is due to their fault, as provided in the final part of Article 391 of the General Law on Credit Instruments and Transactions, or guarantee the receipt of returns on the funds entrusted to them for investment.

If, at the end of the trust, mandate, or commission established for the granting of credits, such credits have not been settled by the debtors, the institution must transfer them to the settlor or trustee, as the case may be, or to the principal or client, refraining from covering their amount.

Trust, mandate, or commission agreements must clearly include the provisions of this subsection and a statement by the trustee to the effect that it has unequivocally disclosed their contents to the persons from whom it has received assets for placement in trust;

c) Acting as trustees, agents, or commission agents in trusts, mandates, or commissions, respectively, through which funds are raised, directly or indirectly, from the public, by means of any act giving rise to direct or contingent liability, except in the case of trusts established by the Federal Government through the Ministry of Finance and Public Credit, and trusts through which securities are issued that are registered in the National Securities Registry in accordance with the provisions of the Securities Market Law;

d) To carry out the trusts, mandates, or commissions referred to in the second paragraph of Article 88 of the Investment Companies Law;

e) Act in trusts, mandates, or commissions through which limitations or prohibitions contained in financial laws are circumvented;

f) Using funds or securities from trusts, mandates, or commissions intended for the granting of loans—where the trustee has discretionary authority over such grants—to carry out transactions that result in or may result in the trustee’s delegates becoming debtors; members of the board of directors or executive board, as applicable, including both regular and alternate members, whether or not they are currently in office; the institution’s employees and officers; the regular or alternate commissioners, whether or not they are in office; the institution’s external auditors; the members of the technical committee of the respective trust; the first-degree ascendants or descendants or spouses of the aforementioned persons, the companies in whose meetings such persons hold a majority, or the institutions themselves, as well as those persons determined by the Bank of Mexico through general provisions;

g) Administer rural estates, unless they have been entrusted with such administration to distribute the estate among heirs, legatees, partners, or creditors, or to pay an obligation or to guarantee its fulfillment with the value of the estate itself or its products, and provided that in such cases the administration exceeds a period of two years, except in the case of production trusts or guarantee trusts; and

h) Establish trusts to administer sums of money periodically contributed by consumer groups organized through marketing systems, intended for the acquisition of certain goods or services, as provided for in the Federal Consumer Protection Law.

Any agreement contrary to the provisions of the preceding paragraphs shall be null and void.”

The Parties hereby declare that the Trustee has unequivocally informed them of the content of this provision and, by entering into this Trust Agreement, the Parties confirm to the Trustee that they are aware of its scope.

24.2. Additionally, in accordance with the provisions of Section 5.5 of Circular 1/2005, certain prohibitions to which the Trustee is subject were established, among other provisions. For such purposes, the relevant provisions of Section 6 of said Circular 1/2005 are incorporated into this Agreement for all applicable purposes:

“6.1. In the execution of Trusts, Trust Institutions are prohibited from the following:

a) Charging the trust assets fees other than those agreed upon when the transaction in question was entered into;

b) Guarantee the receipt of returns or prices for the funds entrusted to them for investment; and

c) Conduct transactions under conditions and terms contrary to their internal policies and sound financial practices.

6.2. Fiduciary Institutions may not enter into transactions involving securities, debt instruments, or any other financial instrument that does not comply with the specifications agreed upon in the corresponding trust agreement.

6.3 Fiduciary Institutions may not carry out types of trusts that they are not authorized to enter into in accordance with the laws and regulations governing them.

6.4. Under no circumstances may Trust Institutions use trust assets to cover the payment of any penalty imposed on such Institutions by any authority.”

6.5 In guarantee trusts, surety institutions and Sofoles may only receive assets or rights intended to secure the obligations in question.

6.6 Trust Institutions must comply with the provisions of Article 106, subsection XIX, of the Credit Institutions Law; Article 103, subsection IX, of the Securities Market Law; Section 62, Subsection VI of the General Law on Insurance Institutions and Mutual Insurance Companies, Section 60, Subsection VI Bis of the Federal Law on Surety Institutions, and Section 16 of the Organic Law of Financiera Rural, as applicable to each institution...”

Additionally, and in accordance with the provisions of Section 5.2 of Circular 1/2005, the Trustee has informed the Parties that the Trustee shall be civilly liable for any damages caused by the Trustee’s breach of its obligations under this Agreement, when such breach is due to its fault as determined by a final and unappealable decision of a competent Government Authority.

Article Twenty-Five. Trustee Fees

25.1. The Trustee, in connection with its role in this Trust and to be paid from the Trust’s assets, shall be entitled to receive, as trustee fees, the amounts specified in the document attached as Annex “5,” which may be amended from time to time by the Parties through a written agreement. The aforementioned fees shall be subject to Value Added Tax in accordance with applicable law and shall be adjusted when due in accordance with the National Consumer Price Index; furthermore, they may also be adjusted to reflect increases in the Trust’s operating expenses, provided that such increases in operating expenses are reliably demonstrated in writing such increases in the operational burden are proven, and these are accepted by the Trustor, who may not reject them without just cause.

25.2. In the event of default or failure to pay the fees, the Trustee shall charge as late payment interest the amount resulting from applying the Interbank Equilibrium Interest Rate (T.I.I.E.) multiplied by 1.5 to the total amount of fees owed, from the date of default until the date of full payment; that result shall be the total amount payable as late payment interest.

25.3. The Interbank Equilibrium Interest Rate (T.I.I.E.) shall be understood to be the rate determined by the Bank of Mexico for transactions denominated in national currency, with a 28-day term, published in the Official Gazette of the Federation.

25.4. The T.I.I.E. used as the basis for calculating interest shall be the most recent rate published prior to the start of the period during which the respective interest accrues.

25.6. If, at any time, the Trustee is unable to determine its default interest rate based on the T.I.I.E., the Grantor agrees that the substitute rate shall, first, be the net yield on 28-day Federal Treasury Certificates (CETES) in primary issuance, based on the last known rate prior to the start of the period in which the respective interest accrues, and secondly, it shall be the Term Funding Cost (C.C.P.) for liabilities denominated in local currency that the Bank of Mexico deems representative of the aggregate of commercial banks and publishes in the Official Gazette of the Federation, taking into account the most recent rate published prior to the start of the period in which the respective interest accrues.

25.7. In the event that the aforementioned substitute rates cease to exist, the calculation of interest shall be based on the rate that replaces the last of these, as announced by the Bank of Mexico.

25.8. The fees provided for in this clause shall be automatically charged to the Trust Estate, drawn from the liquid assets available in the General Account; if the liquid assets in said account are insufficient to cover the fees owed to the Trustee, such fees shall be borne by the Settlor and the Trustee, and in the cases indicated in the aforementioned Annex, jointly and severally, who shall pay the fees at the Trustee’s address without any prior request; or, by deposit into the account that the Trustee notifies the Settlor and the Trustee in writing for such purpose; in such a case, the Settlor and the Beneficiary shall be obligated to send a copy of the deposit slip for the payment of the fees to the Trustee.

25.9. By signing this Agreement, the Grantor and the Beneficiary expressly authorize the Trustee, in the event of a delay in the payment of such fees, not to act on any instructions regarding this Trust until such fees and any late payment interest have been paid in full, without any liability on the part of the Trustee.

25.10. If 30 (thirty) calendar days elapse from the date the fees become due without their having been paid to the Trustee, the parties agree that such default shall be considered a serious cause for the Trustee to withdraw and resign from his appointment before a Judge of First Instance, requesting the appointment of another institution to replace him, or terminate the Trust in accordance with Article 391 of the General Law on Credit Instruments and Transactions, without prejudice to any actions the Trustee may take to collect the outstanding fees.

25.11. The fees provided for in this clause shall be adjusted annually, in the same proportion as the National Consumer Price Index changes, as published by the Bank of Mexico in the Official Gazette of the Federation.

25.12. Any expenses incurred by the Trustee arising from travel allowances for the transportation of its personnel, related to this Trust Agreement, shall be borne by the Trustor. The Trustee shall not be liable for failing to carry out such transportation if it does not have the necessary funds available in advance.

25.13. All costs arising from banking or financial services incurred in the performance of the purposes of this Trust Agreement shall be charged to the Trust Estate, or must be paid in advance by the Settlor and the Trustee in accordance with the rates in effect at CIBanco, S.A., or at the institution providing the services, on the understanding that the Trustee shall not be liable for failing to perform such services when it does not have the necessary resources under the terms set forth herein.

25.14. The Trustee’s fees and the late payment interest provided for in this clause are subject to Value Added Tax, in accordance with the provisions of the applicable law.

25.15. This Agreement may not be terminated in whole or in part while there are any outstanding fiduciary fees and expenses payable by the Trust.

Clause Twenty-Six. Amendments

This Trust Agreement may only be amended with the prior written consent of the Settlor and the Trustee, and must comply with all other legal formalities required for such purpose.

Article Twenty-Seven. Notices and Addresses

All communications that the Parties must exchange under the terms of this Agreement must be in writing and shall be deemed received if delivered in person or sent by certified mail with return receipt requested, or sent by courier service, or by email with an attached file in Acrobat PDF format bearing the handwritten signatures of the respective Authorized Officers. All such communications shall be addressed to the Party to whom the notice or notification is intended, by mailing or delivering them to the following addresses:

The Trustee:

CIBanco, S.A., Commercial Bank

Plaza Campos Elíseos No. 1, 8th Floor,

Mariano Escobedo 595

Polanco V Section, Miguel Hidalgo Municipality,

11560 Mexico City, Mexico.

Attention:	Fiduciary Representative of Trust CIB/3959
Phone:	50633954 and 50633900

Email:	icrisostomo@cibanco.com;

instruccionesmexico@cibanco.com;cyvelazquez@cibanco.com ;

jdelrazo@cibanco.com

The Trustor and the Company:

Grupo Aeroméxico, S.A.B. de C.V.

Aerovías de México, S.A. de C.V.

243 Paseo de la Reforma Ave., 26th Floor,

Cuauhtémoc Neighborhood, Zip Code

06500

Mexico City, Mexico Phone: (55)

5133-4000

Attention: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

Email addresses:aconesa@aeromexico.com / rsbaker@aeromexico.com

With a copy, which does not constitute service of process, to:

Sainz Abogados, S.C.

24 Manuel Ávila Camacho Boulevard, 21st Floor

Lomas de Chapultepec, Zip Code 11000

Mexico City, Mexico Phone: +52

(55) 9178 5052

Attention: Alejandro Sainz Orantes and/or Octavio L. Hernández Negretti

Email addresses:asainz@sainzmx.com and ohernandez@sainzmx.com

Chevez, Ruiz, Zamarripa & Co., S.C.

Vasco de Quiroga 2121,

Col. Peña Blanca, Santa Fe,

Zip Code 01210, Mexico City, Mexico

Phone: 5257-7000

Attn: Jimena González de Cossio

Emails: jgonzalez@chevez.com.mx

All notices and communications so addressed and sent shall be deemed delivered on the earlier of (i) the date of actual delivery, provided there is a document evidencing such delivery, or (ii) the first Business Day following the date on which they are deposited with an air courier service, in each case addressed to the recipient’s address. In the event that any of the Parties changes its address, it must notify the other Parties in the manner provided for in this Twenty-Seventh Clause, and as of the day following the effective receipt of such notification, its address shall be deemed modified for the purposes of this Agreement; otherwise, it shall be understood that any notices, notifications, or communications required under this Agreement shall have legal effect at the last address so notified to the other Parties.

Clause Twenty-Eight. Titles, Headings, and Annexes

The titles and headings in this Agreement are provided for reference purposes only and under no circumstances shall they be deemed to limit the content of the clauses. Furthermore, it is acknowledged that the Annexes to this Agreement form an integral part thereof; therefore, any reference to them shall be deemed to incorporate them as if they were set forth in the text.

Article Twenty-Nine. Jurisdiction and Competence

This Agreement is subject, for its interpretation and enforcement, to the laws of Mexico. For the resolution of any dispute arising out of this Agreement, the Parties expressly and irrevocably submit to the jurisdiction and competence of the competent courts of Mexico City, Mexico, hereby expressly waiving any other jurisdiction that might apply to them by reason of their present or future domiciles or for any other reason.

--oOo--

List of Annexes:

Appendix “1” Compensation Plan Guidelines

Appendix “2” List of Employees

Appendix “3” Sales Contract Form

Appendix “4” Certification of Signatures

Appendix “5” Fiduciary Fees

[THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, THE PARTIES ENTER INTO THIS AGREEMENT IN THE CITY OF MEXICO, MEXICO, ON DECEMBER 19, 2022.

THE EMPLOYER

Aerovías de Mexico, S.A. de C.V.

/s/ Ricardo Javier Sánchez Baker	/s/ Daniel Martínez Martínez
By: Ricardo Javier Sánchez Baker Position: Legal Representative	By: Daniel Martínez Martínez Position: Legal Representative

THE TRUSTEE

C Banco, S.A., a full-service bank,

and the provisions of the Administration Agreement No.

CíB/402 I

/s/ Ricardo Antonio Rangel Fernandez MacGregor	/s/ Itzel Crisótomo Guzman
By: Ricardo Antonio Rangel Fernandez MacGregor Trustee	By: Itzel Crisótomo Guzman Position: Trustee

In the presence of

Grupo Aeroméxico, S.A.B. de C.V.

/s/ Ricardo Javier Sánchez Baker	/s/ Daniel Martínez Martínez
Por: Ricardo Javier Sánchez Baker Position: Legal Representative	Por: Daniel Martínez Martínez Position: Legal Representative